Exhibit 4.5

EXECUTION VERSION

NEW MEXICO GAS INTERMEDIATE, INC.

$50,000,000 2.71% Series A Senior Unsecured Notes due July 30, 2019

$150,000,000 3.64% Series B Senior Unsecured Notes due July 30, 2024

NOTE PURCHASE AGREEMENT

Dated July 30, 2014

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Table of Contents

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Table of Contents

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Schedules & Exhibits

Schedule A	--	Information Relating to Purchasers
Schedule B	--	Defined Terms
Schedule 5.3	--	Disclosure Materials
Schedule 5.4	--	Organization and Ownership of Shares of Subsidiaries; Affiliates
Schedule 5.5	--	Financial Statements
Schedule 5.7	--	Governmental Authorizations
Schedule 5.8	--	Litigation
Schedule 5.9	--	Taxes
Schedule 5.11	--	Licenses, Permits, Etc.
Schedule 5.12	--	Postretirement Benefit Obligations
Schedule 5.15	--	Existing Indebtedness and Future Liens
Schedule 5.18	--	Environmental Matters
Schedule 10.1	--	Affiliate Transactions
Schedule 10.4	--	Existing Liens
Exhibit 1(a)	--	Form of Series A Senior Unsecured Note
Exhibit 1(b)	--	Form of Series B Senior Unsecured Note
Exhibit 4.4(a)	--	Form of Opinion of Special Counsel for the Company
Exhibit 4.4(b)	--	Form of Opinion of Special Counsel for the Purchasers
Exhibit 4.4(c)	--	Form of Opinion of Special New Mexico Counsel for the Company
Exhibit 4.4(d)	--	Form of Opinion of Special Regulatory Counsel for the Company
Exhibit 9.7	--	Form of Guaranty Agreement

NEW MEXICO GAS INTERMEDIATE, INC.

$50,000,000 2.71% Series A Senior Unsecured Notes due July 30, 2019

$150,000,000 3.64% Series B Senior Unsecured Notes due July 30, 2024

July 30, 2014

To Each of The Purchasers Listed in

Schedule A Hereto:

Ladies and Gentlemen:

NEW MEXICO GAS INTERMEDIATE, INC., a Delaware corporation (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

1.	Authorization of Notes.

The Company will authorize the issue and sale of (a) $50,000,000 aggregate principal amount of its 2.71% Series A Senior Unsecured Notes due July 30, 2019 (the “Series A Notes”) and (b) $150,000,000 aggregate principal amount of its 3.64% Series B Senior Unsecured Notes due July 30, 2024 (the “Series B Notes” and, together with the Series A Notes, collectively, the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13).  The Series A Notes and the Series B Notes shall be substantially in the respective forms set out in Exhibit 1(a) and Exhibit 1(b).  Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.	Sale and Purchase of Notes.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and in the series specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

3.	Closing.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Bingham McCutchen LLP, One State Street, Hartford, Connecticut 06103-3178, at 9:00 a.m., local time, at a closing (the “Closing”) to occur on the date on which each of the conditions precedent set forth in Sections 3 and 4 hereof (including, without limitation, the consummation of the TECO Acquisition) shall have been satisfied (the day upon which the last of all of such conditions precedent shall have been satisfied being referred to as the “Closing Date”); provided that if all such conditions precedent shall not have been satisfied on or prior to October 15, 2014 this Agreement shall terminate and shall forthwith become void and be of no force and effect, without any liability on the part of any party (including, without limitation, with respect to the representations and warranties of the Company contained in this Agreement and any and all information contained in the Memorandum or any other Disclosure Documents or otherwise), and the Purchasers and the

Company and their respective affiliates shall each be permanently and irrevocably relieved of all obligations and liabilities under this Agreement.  At least three (3) Business Days prior to the Closing Date, the Company shall provide written notice to the Purchasers specifying the proposed Closing Date (which shall be a Business Day).  On the Closing Date, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note of each series to be purchased by such Purchaser (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the Closing Date and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the order of the Company of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number [__________], Wells Fargo Bank, 200 Lomas Blvd NW, Albuquerque, New Mexico 87102, ABA No. 121000248.  If, at the Closing, the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

The Company’s obligation to issue and sell to each Purchaser the Notes to be sold to such Purchaser at the Closing is subject to and conditioned upon the consummation of the TECO Acquisition on or before the Closing Date.  Notwithstanding anything to the contrary in this Agreement, in the event that the Stock Purchase Agreement, dated as of May 25, 2013, by and among TECO, the Company and Continental Energy Systems LLC (the “TECO Acquisition Agreement”) shall be terminated for any reason prior to the consummation of the TECO Acquisition, this Agreement shall terminate and shall forthwith become void and be of no force and effect, without any liability on the part of any party (including, without limitation, with respect to the representations and warranties of the Company contained in this Agreement and any and all information contained in the Memorandum or any other Disclosure Documents or otherwise), and the Purchasers and the Company and their respective affiliates shall each be permanently and irrevocably relieved of all obligations and liabilities under this Agreement.

4.	Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

4.1.	Representations and Warranties.

The representations and warranties of the Company contained in this Agreement, and the representations and warranties of each Obligor in the other Finance Documents shall be correct when made and on the Closing Date.

4.2.	No Default.

After giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

4.3.	Compliance Certificates.

(a)Officer’s Certificate.  The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1, 4.2 and 4.10 have been fulfilled.

(b)Secretary’s Certificate.  The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the Closing Date, (i) attaching a certified copy of the articles of incorporation of the Company and a true and correct copy of the by-laws of the Company, (ii) certifying as to the resolutions attached thereto and other corporate or equivalent proceedings relating to the authorization, execution and delivery of this Agreement and the Notes, and (iii) certifying the names and true signatures of the officers of the Company authorized to sign the Finance Documents to which the Company is a party.

4.4.	Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the Closing Date (a) from Edwards Wildman Palmer LLP, special counsel for the Company, in the form set forth in Exhibit 4.4(a) (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), (b) from Bingham McCutchen LLP, the Purchasers’ special counsel in connection with such transactions, in the form set forth in Exhibit 4.4(b), (c) from Keleher & McLeod, P.A., special New Mexico counsel for the Company, in substantially the form set forth in Exhibit 4.4(c) and otherwise in form and substance reasonably satisfactory to the Purchasers (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), and (d) from Steptoe & Johnson LLP, special regulatory counsel for the Company, in the form set forth in Exhibit 4.4(d) (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers).

4.5.	NMGC Credit Agreement.

Such Purchaser shall have received a fully executed copy of the NMGC Credit Agreement and all agreements executed pursuant thereto, including all amendments or other modifications to each of the foregoing, accompanied by an Officer’s Certificate (which certificate shall become effective immediately following the consummation of the TECO Acquisition) certifying that such copies are true, correct and complete copies thereof and that the NMGC Credit Agreement is in full force and effect.

4.6.	Purchase Permitted By Applicable Law, Etc.

On the Closing Date such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser in advance of the Closing Date, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

4.7.	Sale of Other Notes.

Contemporaneously with the Closing the Company shall sell to each other Purchaser (or to other Persons substituted therefor pursuant to Section 21 or as otherwise arranged by the Company; provided that such Person is not an Affiliate of the Company) and each other Purchaser (or Person) shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

4.8.	Payment of Special Counsel Fees.

Without limiting the provisions of Section 15.1, the Company shall have paid on the Closing Date the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least two Business Days prior to the Closing Date.

4.9.	Private Placement Number.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the Notes.

4.10.	Changes in Corporate Structure.

The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.11.	Funding Instructions.

At least two Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

4.12.	2011 Note Purchase Agreement.

Such Purchaser shall have received a fully executed copy of each of the 2011 Note Purchase Agreement and the 2011 NPA Amendment, accompanied by an Officer’s Certificate certifying that such copies are true, correct and complete copies thereof and that the 2011 Note Purchase Agreement is in full force and effect (it being understood that the effectiveness of the 2011 NPA Amendment shall be subject to the satisfaction or waiver of the conditions precedent set forth therein).

4.13.	TECO Acquisition.

Such Purchaser shall have received evidence reasonably satisfactory to it that (a) all conditions precedent to the consummation of the TECO Acquisition (other than payment of the purchase price therefor) shall have been satisfied and that the TECO Acquisition shall be  consummated substantially concurrently with the Closing and (b) following the consummation of the TECO Acquisition, TECO shall own, directly or indirectly, 100% of the outstanding Equity Interests of the Company.

4.14.	Termination of the Existing Credit Agreements.

Such Purchaser shall have received fully executed pay-off letters, in form and substance satisfactory to such Purchaser, evidencing that (a) all amounts under the Existing Credit Agreements shall be paid in full substantially concurrently with the Closing, and (b) that upon such payment, all commitments of the lenders thereunder shall be terminated and all Liens securing the Indebtedness thereunder shall be terminated or released.

4.15.	Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5.	Representations and Warranties of the Company.

The Company represents and warrants to each Purchaser that:

5.1.	Organization; Power and Authority.

The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, and to execute, deliver, and perform its Obligations under the Finance Documents to which it is a party.

5.2.	Authorization, Etc.

The Finance Documents have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof, each Note for which the Company has received payment in full and each other Finance Document will constitute, a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.	Disclosure.

TECO, through its agent, Morgan Stanley & Co. LLC, has delivered to each Purchaser a copy of the Confidential Information Memorandum, dated July 2014 (the “Memorandum”), relating to the transactions contemplated hereby.  The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries.  This Agreement, the Memorandum and the documents, certificates or other writings (including supplements thereto) delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to July 17, 2014 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Disclosure Documents, since December 31, 2013, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary, except changes that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.4.	Organization and Ownership of Shares of Subsidiaries; Affiliates .

(a)Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar Equity Interests outstanding owned by the Company and each other Subsidiary, and (ii) the Company’s directors and senior officers.

(b)All of the outstanding shares of capital stock or similar Equity Interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c)Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar Equity Interests of such Subsidiary.

5.5.	Financial Statements; Material Liabilities.

The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods indicated and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).  The Company and its Subsidiaries do not have any Material off-balance sheet items that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

5.6.	Compliance with Laws, Other Instruments, Etc.

The execution, delivery and performance by the Company of this Agreement and the Notes and the consummation of the transactions contemplated herein will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan agreement, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected (other than such breach or default as may have been waived or otherwise approved pursuant to such indenture, mortgage, deed of trust, loan agreement, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument), (b) except as set forth on Schedule 5.7, conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) except as set forth on Schedule 5.7, violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7.	Governmental Authorizations, Etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement or the Notes, other than (a) as have been obtained or made on or prior to the Closing Date, and (b) as otherwise set forth on Schedule 5.7 hereto.

5.8.	Litigation; Observance of Agreements, Statutes and Orders.

(a)Except as disclosed in Schedule 5.8, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws and any of the laws and regulations referred to in Section 5.16) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.	Taxes.

Except as disclosed in Schedule 5.9, the Company and its Subsidiaries have filed all material tax returns that are required to have been filed in any jurisdiction or has requested extensions thereof, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent (taking into account any applicable extensions), except for any taxes and assessments (a) the failure of which to pay could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.  The Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all Fiscal Years up to and including the Fiscal Year ended December 31, 2009.

5.10.	Title to Property; Leases.

The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement.  All leases that, individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.	Licenses, Permits, Etc.

(a)Except as disclosed in Schedule 5.11, the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)To the knowledge of the Company, neither the Company nor any Subsidiary is infringing in any Material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)To the knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12.	Compliance with ERISA.

(a)The Company and each ERISA Affiliate have operated and administered each Plan (other than a Multiemployer Plan) in compliance with the applicable provisions of ERISA and the Code except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA) (other than liabilities for accrued benefits or required PBGC premium payments arising in the ordinary course of business), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 430 or 436 of the Code or section 4068 of ERISA, other than such liabilities or Liens as could not be individually or in the aggregate Material.

(b)The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than an amount, either in the case of any single such Plan or in the aggregate for all such Plans, that could reasonably be expected to result in a Material Adverse Effect.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)The Company and its ERISA Affiliates have not incurred withdrawal liabilities under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.  The contingent liability of the Company and its ERISA Affiliates for a withdrawal from each Multiemployer Plan, individually or when aggregated with the contingent liabilities for withdrawals from all such Multiemployer Plans, could not reasonably be expected to result in a Material Adverse Effect.

(d)Other than as set forth in Schedule 5.12, the Company and its Subsidiaries have no Material accumulated postretirement benefit obligations (determined as of the last day of the Company’s most recently ended Fiscal Year in accordance with Financial Accounting Standards Board Accounting

Standards Codification Section 715-60 (without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code)).

(e)The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder does not constitute a “prohibited transaction” under section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

5.13.	Private Offering by the Company.

Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than not more than eighty Institutional Investors (as defined in clause (c) to the definition of such term), including the Purchasers, each of which has been offered the Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

5.14.	Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Notes as set forth in Section 1.3 of the Memorandum. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.15.	Existing Indebtedness; Future Liens

(a)Except as described therein, Schedule 5.15 sets forth a complete and correct list of any instrument, document or agreement governing Indebtedness of the Company and its Subsidiaries as of June 30, 2014 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and any Contingent Obligations in respect thereof, if any), since which date there has been no Material change in the amounts (other than, in the case of the Existing Credit Agreements and the NMGC Credit Agreement, borrowings under the revolving credit facility provided therein), interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries.  Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has entered into an agreement providing for any of its property, whether now owned or hereafter acquired, to be subject to a Lien in the future not permitted by Section 10.4.

(c)Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except the limitations and restrictions set forth in the documents identified in Schedule 5.15.

5.16.	Foreign Assets Control Regulations, Etc.

(a)Neither the Company nor any Affiliated Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii),  a “Blocked Person”).  Neither the Company nor any Affiliated Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b)No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Affiliated Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.

(c)Neither the Company nor any Affiliated Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA Patriot Act, any U.S. Economic Sanctions, any other United States law or regulation governing such activities or under any other similar laws of any other jurisdiction governing such activities (collectively, “Anti-Money Laundering/Anti-Terrorism Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering/Anti-Terrorism Laws, (iii) has been assessed civil penalties under any Anti-Money Laundering/Anti-Terrorism Laws, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering/Anti-Terrorism Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Affiliated Entity is and will continue to be in compliance with all applicable current and future U.S. Economic Sanctions and Anti-Money Laundering/Anti-Terrorism Laws.

(d)(1)Neither the Company nor any Affiliated Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;

   (2)To the Company’s actual knowledge after making due inquiry, neither the Company nor any Affiliated Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and

   (3)No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage.  The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Affiliated Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

5.17.	Status under Certain Statutes.

(a)Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, or the Federal Power Act, as amended.

(b)Each of the Company and its Subsidiaries has complied, and is in compliance with, (i) the New Mexico Public Utility Act, NMSA 1978, §62-3-1, et seq. and applicable regulations and orders promulgated by the NMPRC (the “New Mexico Laws”) and the Natural Gas Acts, and (ii) any other law or order applicable to it as a public utility or gas utility, except in each case for instances of noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(c)Neither the Company nor any Subsidiary is subject to regulation as a public utility except (i) NMGC is (and any Subsidiary acquired or formed by NMGC after the Closing Date may be) subject to regulation as a public utility under New Mexico Laws and is subject to limited regulation under the Natural Gas Acts consistent with its Hinshaw exemption under Section 1(c) of the Natural Gas Acts and its status as a local distribution company, or (ii) as could not reasonably be expected to have a Material Adverse Effect.

5.18.	Environmental Matters.

(a)Neither the Company nor any Subsidiary has received any written notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets for which the Company or any Subsidiary would be responsible, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)Except as disclosed in Schedule 5.18, neither the Company nor any Subsidiary has knowledge of any facts which could reasonably be expected to give rise to any claim, public or private, against the Company or any Subsidiary alleging any violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by it or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c)Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by it or has disposed of any Hazardous Materials except in compliance with Environmental Laws in each case such as could not reasonably be expected to result in a Material Adverse Effect.

(d)All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.	Representations of the Purchasers.
6.1.	Purchase for Investment.

Each Purchaser severally represents that it is a Qualified Institutional Buyer purchasing the Notes purchased by it hereunder for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds that are Qualified Institutional Buyers, in each case for which it manages some or all of the investments thereof, for investment, and not as a nominee or agent for any other Person and not with a view to the distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser’s or such pension or trust funds’ property shall at all times be within such Purchaser’s or such pension or trust funds’ control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.	Source of Funds.

(a)Each Purchaser severally represents that it is not a Blocked Person and that no part of the funds it used to purchase the Notes held by it constitutes funds obtained from or on behalf of any Blocked Person.

(b)Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(i)the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(ii)the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(iii)the Source is either (A) an insurance company pooled separate account, within the meaning of PTE 90-1 or (B) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(iv)the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (A) the identity of such QPAM and (B) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (iv); or

(v)the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or

(vi)the Source is a governmental plan; or

(vii)the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or

(viii)the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2(b), the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

6.3.	Investigation

Each Purchaser represents that such Purchaser has had the opportunity to ask questions of the Company and received answers concerning the terms and conditions of the sale of the Notes. Each Purchaser is able to fend for itself in the transactions contemplated by the Memorandum. The financial position of each Purchaser is such that it can afford to bear the economic risk of holding the Notes. Each Purchaser can afford to suffer the complete loss of its investment in the Notes. The knowledge and experience of each Purchaser in financial and business matters is such that it is capable of evaluating the merits and risks of the investment in the Notes. Each Purchaser acknowledges that no representations, express or implied, are being made with respect to the Company, any Subsidiaries, the Notes or otherwise, other than those expressly set forth herein, in any other Finance Document or contemplated hereby.

6.4.	Acknowledgement of Resale Restrictions

Each Purchaser understands that the Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Notes have not been and will not be registered under the Securities Act and that if prior to the expiration of the applicable holding period specified in Rule 144(d) of the Securities Act such Purchaser decides to offer, resell, pledge or otherwise transfer any of the Notes, such Notes may be offered, resold, pledged or otherwise transferred only (i) to a person whom the seller reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) pursuant to any other exemption from registration under the Securities Act (if available), (iv) pursuant to an effective registration statement under the Securities Act or (v) to the Company or one of its Subsidiaries, in each of cases (i) though (v) in accordance with any applicable securities laws of any state of the United States.

6.5.	Securities Legend

Each Purchaser understands that the Notes will, until the expiration of the applicable holding period set forth in Rule 144(d) of the Securities Act, unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144, bear a legend substantially to the following effect:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE

EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY  THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (V) TO THE COMPANY OR AN OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

7.	Information as to Company.,
7.1.	Financial and Business Information.

Following the Closing and for so long as any of the Notes are outstanding, the Company shall deliver to each holder of Notes that is an Institutional Investor:

(a)Quarterly Statements -- within 45 days after the end of each Fiscal Quarter in each Fiscal Year of the Company (other than the last Fiscal Quarter of each such Fiscal Year), duplicate copies of:

(i)a consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such Fiscal Quarter, and

(ii)consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Consolidated Subsidiaries, for such Fiscal Quarter and (in the case of the second and third Fiscal Quarters) for the portion of the Fiscal Year ending with such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10‑Q (the “Form 10‑Q”) prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10‑Q if it shall have timely made such Form 10-Q available on “EDGAR” or on its home page on the worldwide web (at the date of this Agreement located at:  http://www.nmgco.com) or posted on the Company’s behalf on IntraLinks or another relevant website, if any, to which such holder has access and shall have given each such holder prior notice of such availability on EDGAR or any successor thereto or on its home page, IntraLinks or other relevant website, in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

(b)Annual Statements -- within 90 days after the end of each Fiscal Year of the Company, duplicate copies of:

(i)a consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such Fiscal Year, and

(ii)consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Consolidated Subsidiaries for such Fiscal Year,

setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10‑K (the “Form 10‑K”) for such Fiscal Year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a‑3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10‑K if it shall have timely made Electronic Delivery thereof;

(c)SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each written financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, if any, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto, if any, filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material; provided that the Company shall be deemed to have made delivery of such information if it shall have made Electronic Delivery thereof;

(d)Sarbanes Oxley and Scope -- Except to the extent specifically set forth in Sections 7.1(a), (b) and (c), (i) no certifications or attestations concerning the financial statements or disclosure controls and procedures or internal controls required pursuant to the Sarbanes-Oxley Act of 2002 will be required, and (ii) nothing contained in this Agreement shall otherwise require the Company to comply with the terms of the Sarbanes-Oxley Act of 2002 at any time when it would not otherwise be subject to such statute.  In no event will the Company be required by Sections 7.1(a) and (b) to provide any additional information beyond the scope and type included in the Disclosure Documents.

(e)Parent Guarantor -- In the event that any direct or indirect parent company of the Company Guarantees the Notes pursuant to a Guarantee, the Company may satisfy its obligations with respect to delivery of financial information relating to the Company pursuant to Sections 7.1(a) and 7.1(b) by furnishing consolidated financial information relating to such parent and its Subsidiaries of the type and within the time periods prescribed by Sections 7.1(a) and 7.1(b); provided, however, that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its subsidiaries on a standalone basis, on the other hand.

(f)Notice of Default or Event of Default -- promptly, and in any event within 3 Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(g)ERISA Matters – promptly after the occurrence of any of the following events that, alone or together with any of the other events listed in this Section 7.1(g), could reasonably be expected to result in a Material Adverse Effect, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)with respect to any Plan (other than a Multiemployer Plan), any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)the institution by PBGC of proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan (other than a Multiemployer Plan), or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)any event, transaction or condition that results in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (other than liabilities for accrued benefits or required PBGC premium payments arising in the ordinary course of business), or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions;

(h)Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10‑Q and Form 10‑K, if applicable) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2.	Officer’s Certificate.

Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) following the Closing shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate substantially concurrent delivery of such certificate to each holder of Notes):

(a)Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.4, 10.5, 10.7 and 10.10 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence);

(b)Event of Default -- a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and the Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto;

(c)Material Subsidiaries; Principal Credit Facility – (i) a list of all Material Subsidiaries of the Company as of the last day of the fiscal quarter then most recently ended, and (ii) a statement of whether any additional Subsidiaries have become borrowers under or guarantors of any Principal Credit Facility since the date of the audited financial statements referred to in Section 5.5 or the most recent report delivered pursuant to this Section 7.2, as the case may be, and, if any such change has occurred, specifying which Subsidiaries have become obligors with respect to such Principal Credit Facility, whether they have become borrowers thereunder or guarantors thereof, the date on which they became borrowers or guarantors, and whether each such Subsidiary is a Regulated Subsidiary or a Non-Regulated Subsidiary; and

(d)Reconciliation of Financial Statements – an explanation of the changes to the financial statements delivered pursuant to Sections 7.1(a) and 7.1(b) that would be necessary (i) if the consolidation reflected in such financial statements were based on the Company and all Subsidiaries, rather than the Company and its Consolidated Subsidiaries and, (ii) solely for the purposes of Section 7.2(a), to reflect the use of GAAP as in effect on the date of this Agreement.

7.3.	Visitation.

Following the Closing and for so long as any of the Notes are outstanding, the Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company during customary business hours, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)Default — if a Default or Event of Default then exists, at the expense of the Company to (i) visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom (it being understood that such copies and extracts are to be held in confidence as provided in Section 20) and (ii) discuss their respective affairs, finances and accounts with their respective officers, all at such times and as often as may be requested.

8.	Payment and Prepayment of the Notes.
8.1.	Maturity.

As provided therein, the entire unpaid principal balance of each series of the Notes shall be due and payable on the stated maturity date thereof.

8.2.	Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.5), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3.	Prepayments in Connection with a Change of Control.

(a)Notice of Change of Control.  Unless the Company has exercised its right to redeem all of the outstanding Notes pursuant to Section 8.2, the Company will, within 30 days after a Change of Control, give written notice of such Change of Control to each holder of Notes unless written notice of such Change of Control shall have been given pursuant to Section 8.3(b).  If a Change of Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in Section 8.3(b) (and shall be accompanied by the certificate described in Section 8.3(e)).

(b)Offer to Prepay Notes.  The offer to prepay Notes contemplated by Section 8.3(a) shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date (which shall be a Business Day) specified in such offer (the “Proposed Prepayment Date”).  Such date shall be not less than 30 days and not more than 60 days after the date of such offer (or if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the Business Day that falls on or next following the 40th day after the date of such offer).

(c)Acceptance; Rejection.  A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance or rejection to be delivered to the Company at least 10 days prior to the Proposed Prepayment Date.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder.

(d)Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be made on the Proposed Prepayment Date at 100% of the principal amount of such Notes, together with accrued and unpaid interest on such Notes accrued to the date of prepayment, but, in any case, without any Make-Whole Amount.

(e)Officer’s Certificate.  Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3 and that failure by a holder to respond to such offer by the deadline established in Section 8.3(c) shall result in such offer to such holder being deemed rejected; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date of the Change of Control.

(f)Notice Concerning Status of Holders of Notes.  Promptly after the Proposed Prepayment Date and the making of all prepayments contemplated on such Proposed Prepayment Date under this Section 8.3 (and, in any event, within 30 days thereafter), the Company shall deliver to each then current holder of Notes, if any, a certificate signed by a Senior Financial Officer of the Company containing a list of the then current holders of Notes (together with their addresses) and setting forth as to each such holder the outstanding principal amount of Notes held by such holder at such time.

(g)Other Considerations.  Notwithstanding Section 8.3(a), the Company shall not be required to make the offer to prepay made pursuant to this Section 8.3 upon a Change of Control if (i) a third party makes such an offer contemporaneously with or upon a Change of Control in compliance with the requirements of this Agreement for such an offer made by the Company and such third party purchases all Notes validly tendered and not withdrawn under such offer or (ii) a notice of prepayment has been given pursuant to Section 8.2 to prepay all of the outstanding Notes.  Any offer to prepay made pursuant to this Section 8.3 may be made in advance of a Change of Control, conditional upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making such an offer; provided that such prepayment must be made on or prior to the Proposed Prepayment Date specified in any offer to prepay the Notes pursuant to clause (i) above or the date fixed for prepayment pursuant to clause (ii) above, or thereafter any holder of Notes shall have the right to withdraw any Notes tendered in response to such offer to prepay the Notes pursuant to this clause (g).

8.4.	Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes (regardless of series)  at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.5.	Maturity; Surrender, Etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.6.	Purchase of Notes.

The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions.  Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days.  The Company will promptly cancel all Notes acquired by it or by any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.7.	Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50%  over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the most recently issued actively traded on the run U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the most recently issued actively traded on the run U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.	Affirmative Covenants.

The Company covenants that following the Closing and for so long as any of the Notes are outstanding:

9.1.	Compliance with Law.

Without limiting Section 10.6, the Company will, and will cause each of its Subsidiaries to, comply with all Laws, orders, writs, injunctions and decrees, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act, Environmental Laws and the other laws and regulations referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such Laws, orders, writs, injunctions and decrees, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.	Insurance.

The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.	Maintenance of Properties.

The Company will, and will cause each of its Subsidiaries to, (a) maintain, preserve and protect, or cause to be maintained, preserved and protected, all of its properties and equipment necessary in the operation of its business in good working order and condition, (other than ordinary wear and tear and damage by fire or other casualty or taking by condemnation), (b) make all necessary repairs thereto and renewals and replacements thereof, and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities, except, in the case of clauses (a), (b) and (c) above, where the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.	Payment of Taxes, Claims and Material Indebtedness.

The Company will, and will cause each of its Subsidiaries to, file all material tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent (taking into account any applicable extensions) and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any of its Subsidiaries, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.	Corporate Existence, Etc.

Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence and the corporate or other applicable existence of each of its Subsidiaries (unless merged into the Company or another Subsidiary) and all rights, privileges, permits, licenses and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate or other applicable existence, right, privilege, permit, license or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.6.	Books and Records.

The Company will, and will cause each of its Subsidiaries to, maintain books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

9.7.	Guarantors.

(a)The Company will cause each Non-Regulated Subsidiary that is or becomes a borrower or guarantor under or in respect of any Principal Credit Facility to become a Guarantor, prior to or concurrently with so becoming a borrower or a guarantor as aforesaid, by causing such Person (a “Guarantor”), at the Company’s expense, to execute and/or deliver to each holder of Notes, to the extent not prohibited by applicable law:

(i)(A) a Guaranty Agreement in substantially the form of Exhibit 9.7 hereto (or a Joinder Agreement to such Guaranty Agreement in substantially the form of Exhibit A thereto) pursuant to which such Subsidiary shall agree, inter alia, to guarantee the Obligations, or (B) a guarantee agreement otherwise in form and substance reasonably satisfactory to the Required Holders;

(ii)copies of the Organizational Documents of such Guarantor, resolutions of the board of directors (or other similar governing body) of such Guarantor authorizing its execution and delivery of the Subsidiary Guaranty by such Guarantor and the transactions contemplated thereby, and specimen signatures of authorized officers of such Guarantor (in each case, certified as correct and complete copies by the secretary or an assistant secretary (or an equivalent officer) of such Guarantor); and

(iii)an opinion of counsel to such Guarantor with respect to the Subsidiary Guaranty executed by such Guarantor, which opinion may be subject to customary qualifications and limitations, to the effect that: (A) the applicable Subsidiary Guaranty has been duly executed and authorized, (B) such Subsidiary Guaranty constitutes a valid, binding and enforceable obligation of such Guarantor, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity and (C) except as could not reasonably be expected to result in a Material Adverse Effect, the execution, delivery and performance by the Guarantor of the Subsidiary Guaranty will not (1) contravene, result in any breach of, or constitute a default under any corporate charter or by-laws or similar organizational documents of such Guarantor, (2) conflict with or result in a breach of the express terms or conditions of material Indebtedness of the Company or such Guarantor, or (3) violate any provision of any Federal or state (which may be limited to the state(s) in which such counsel is admitted to practice) statute or other rule or regulation.

(b)Upon (i) delivery to the Company of a consent executed by the Required Holders with respect to a Guarantor (but subject to the provisions of Section 17.2(c) hereof), (ii) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of a Guarantor, after which such Guarantor is no longer a Non-Regulated Subsidiary or a Permitted Joint Venture, or (iii) the sale or disposition of all the assets of such Guarantor, which sale, exchange, transfer or disposition is made in compliance with the applicable provisions of Section 10.2 (but only if such Guarantor will not be a borrower or guarantor of obligations outstanding under any Principal Credit Facility after giving effect to such transaction), such Person shall automatically be released as a Guarantor under the Subsidiary Guaranty to which it is a party with effect from the date of such event under clause (i), (ii) or (iii), as applicable.

(c)The Company will not cause or permit any Regulated Subsidiary to become a borrower or guarantor under or in respect of any Principal Credit Facility.

9.8.	Further Assurances.

The Company and the Guarantors will execute and deliver such further documentation and take such further action as may be reasonably necessary or proper to carry out the provisions and purposes of this Agreement, the Notes and the Subsidiary Guaranties.

10.	Negative Covenants.

The Company covenants that following the Closing and for so long as any of the Notes are outstanding:

10.1.	Transactions with Affiliates.

The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate other than on terms and conditions substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restrictions shall not apply to (a) transactions set forth in Schedule 10.1 hereto, (b) employment arrangements entered into in the ordinary course of business with employees and officers of the Company and its Subsidiaries, (c) customary fees paid or other compensation arrangements provided to members of the board of directors (or other similar governing body) of the Company and of its Subsidiaries, (d) consulting services to Permitted Joint Ventures and any other transactions between or among the Company and its Subsidiaries and Permitted Joint Ventures in the ordinary course of business, and (e) transactions between or among any of the Company and its Subsidiaries.

10.2.	Merger, Consolidation, etc.

The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, unless:

(a)if the Company (with respect to any transaction involving the Company) or such Subsidiary (with respect to any transaction not involving the Company) is not the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Company or such Subsidiary as an entirety, as the case may be, such successor, survivor or Person, as applicable, is a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and:

(i)such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption (which assumption shall, in each case, be satisfactory in form and substance to the Required Holders) of the due and punctual performance and observance of each covenant and condition of (A) in the case of any such transaction involving the Company, this Agreement and the Notes, and (B) in the case of any such transaction involving a Subsidiary that is a Guarantor, the Subsidiary Guaranty to which such Guarantor is a party; and

(ii)such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders in customary form (and subject to customary exceptions and qualifications), to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms;

(b)each Guarantor (if any) shall have reaffirmed its obligations under the Subsidiary Guaranty to which it is a party; and

(c)immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

Notwithstanding the foregoing, (x) any Subsidiary may merge into or transfer all or part of its properties and assets to a Guarantor or to the Company and (y) any Subsidiary that is not a Guarantor may merge into or transfer all or part of its properties and assets to another Subsidiary that is not a Guarantor.

10.3.	[Reserved.]
10.4.	Liens.

The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Company or any such Subsidiary, whether now owned or hereafter acquired, or upon any income or profits therefrom, or to assign any right to receive income therefrom, except the following (collectively, the “Permitted Liens”):

(a)Liens for taxes and assessments not yet due and payable or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established;

(b)Liens in respect of property or assets of the Company or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlord’s Liens, and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or any

Subsidiary or (ii) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

(c)Liens on property of any Regulated Subsidiary securing Indebtedness of such Regulated Subsidiary;

(d)Liens securing Non-Recourse Indebtedness and covering only those Non-Recourse Assets financed thereby;

(e)Liens on assets of the Company and its Subsidiaries existing on the Closing Date and listed on Schedule 10.4 hereto and extensions, renewals and replacements thereof; provided that no such Lien is extended, renewed or replaced in a manner so as to cover any additional property after the Closing Date and that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement;

(f)Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 11(j);

(g)Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, trade contracts, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

(h)Liens securing trade payables for natural gas purchases, but only to the extent such Liens are required from suppliers generally with the then-customary market practice;

(i)operating leases or subleases entered into in the ordinary course of business and easements or rights of way granted to others, which do not interfere in any material respect with the business of the Company or any of its Subsidiaries;

(j)easements, encroachments, covenants, rights-of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries and municipal and zoning ordinances;

(k)Liens arising from Uniform Commercial Code financing statements regarding leases permitted by this Agreement;

(l)any interest or title (and any Lien affecting the interest or title) of (i) a lessor or sublessor under any lease or sublease to be mortgaged as security hereunder permitted by this Agreement, (ii) any underlying lessor of such a lease or sublease (e.g., an underlying ground or operating lease or prime lease), and (iii) a grantor or licensor of any easements and rights of way to be mortgaged as security hereunder or otherwise permitted by this Agreement;

(m)Liens on assets of the Company or any Subsidiary thereof, each of which Liens (i) existed on such assets before the time of their acquisition by the Company or such Subsidiary, were not created in contemplation thereof and secure Indebtedness permitted by Section 10.10, or (ii) existed on such assets of any Subsidiary before the time it became a Subsidiary, were not created in contemplation of the owner thereof becoming a Subsidiary and secure Indebtedness permitted by Section 10.10, or (iii) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, the cost of such assets (or Capital Stock of the Person owning such assets) and secure Indebtedness permitted by Section 10.10 (including, without limitation, Capitalized Lease Obligations); provided that, with respect to Liens referred to in this clause (iii), (A) such Liens and the Indebtedness secured thereby are incurred within 90 days of the acquisition of such asset, (B) such Liens shall at all times be confined to the assets (or, with respect to any such asset, the group of assets together with which it is acquired) so acquired and improvements, alterations, replacements and modifications thereto and (C) the principal amount of the Indebtedness secured by such Liens shall in no case exceed 100% of the cost of the assets (or group of assets) subject thereto at the time of acquisition thereof; provided, further, that with respect to each Lien referred to in this paragraph (m), any extension, renewal or replacement thereof shall be permitted only to the extent that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement;

(n)any restriction or encumbrance with respect to the pledge or transfer of the Capital Stock of a Permitted Joint Venture set forth in the relevant document governing such Permitted Joint Venture;

(o)Liens or deposits in respect of cash funded to trusts pursuant to obligations under supplemental executive retirement plans or agreements in an aggregate amount not to exceed $2,000,000;

(p)rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for the benefit of the Company and its Subsidiaries;

(q)[Reserved];

(r)Liens on cash reserves securing Indebtedness in respect of letters of credit or bonds backing obligations under insurance policies or related to self-insurance obligations or related to surety bonds incurred in the ordinary course of business;

(s)Liens securing Hedging Obligations incurred in the ordinary course of business (excluding Hedging Obligations entered into for speculative purposes); provided that the aggregate amount of such Hedging Obligations secured by Liens shall not exceed $20,000,000 at any time (the amount of any such obligations of any Person to be equal at any time to the termination value of the agreements or arrangements giving rise to such obligations that would be payable by such Person at such time);

(t)Liens securing Indebtedness used to defease or to satisfy and discharge the Notes; and

(u)Liens securing Indebtedness of the Company or any Subsidiary not otherwise permitted by clauses (a) through (t), inclusive, of this Section 10.4, provided that the outstanding principal amount of Priority Debt does not at any time exceed 10% of Consolidated Total Assets (determined as of the end of the then most recently ended Fiscal Quarter for which financial statements have been provided, and pro forma to give effect to any acquisitions and dispositions of a business group, division or business unit (or of a Person engaged therein) consummated since the end of such Fiscal Quarter).

Notwithstanding anything contained in this Section 10.4 (including, without limitation, Section 10.4(u)), the Company shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien on any property securing Indebtedness outstanding or issued under any Principal Credit Facility, unless and until all Obligations shall be concurrently secured with such property equally and ratably with such Indebtedness pursuant to an agreement or agreements reasonably acceptable to the Required Holders.

10.5.	Priority Debt.

The Company will not at any time permit the outstanding amount of Priority Debt to exceed 10% of the Consolidated Total Assets (determined as of the end of the then most recently ended Fiscal Quarter for which financial statements have been provided, and pro forma to give effect to any acquisitions and dispositions of a business group, division or business unit (or of a Person engaged therein) consummated by the Company or any of its Subsidiaries since the end of such Fiscal Quarter).

10.6.	Terrorism Sanctions Regulations.

The Company will not and will not permit any Affiliated Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target  of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

10.7.	Asset Sales

The Company will not, and will not permit any Subsidiary to, consummate any Asset Sale, unless, after giving effect to such proposed Asset Sale, the aggregate value of all assets of the Company and its Subsidiaries (valued at the greater of net book value or fair value) that were the subject of an Asset Sale during the period commencing on the first day of the then current Fiscal Year of the Company and ending on the date of such proposed Asset Sale does not exceed 10% of Consolidated Total Assets determined as at the last day of the then most recently ended Fiscal Year of the Company preceding such Asset Sale; provided, however, that for purposes of the foregoing calculation above, there shall not be included the value of any assets which were the subject of an Asset Sale if the Net Proceeds from such Asset Sale are applied by the Company within 360 days after the receipt of such Net Proceeds either (i) to make an investment in Additional Assets having a fair market value (as determined in good faith by the Board of Directors of the Company) at least equal to that of the assets so disposed of, or (ii) to the repayment or prepayment of unsubordinated Indebtedness of the Company (other than (x) Indebtedness owing by the Company to any of its Subsidiaries or any Affiliate and (y) Indebtedness in respect of any revolving credit or similar facility providing the Company or any such Subsidiary with the right to obtain loans or other extensions of credit from time to time, unless in connection with such payment of Indebtedness, the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Indebtedness).

10.8.	Line of Business

The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

10.9.	Restricted Payments.

The Company will not, and will not permit any Subsidiary to, make or declare, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, unless no Specified Default shall have occurred and be continuing at the time of any such Restricted Payment or would result therefrom.  Notwithstanding the foregoing:

(a)each Subsidiary may make Restricted Payments to (i) the Company, (ii) any Subsidiaries of the Company that are Guarantors and (iii) any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made; and

(b)the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person.

10.10.	Leverage Ratio.

The Company will not permit the ratio of Consolidated Total Debt to Consolidated Total Capitalization, determined as of the last day of each Fiscal Quarter of the Company, to exceed 0.65 to 1.00.

11.	Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and/or be continuing after the Closing:

(a)the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)the Company defaults in the payment of any interest on any Note for more than five days after the same becomes due and payable; or

(c)the Company defaults in the performance of or compliance with any term contained in Section 7.1(f), 10.5, 10.9 or 10.10; or

(d)the Company defaults in the performance of or compliance with any term contained in Sections 10.1, 10.2, 10.4, 10.6, 10.7 or 10.8 and such default is not remedied within 5 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from the Required Holders (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)any Obligor defaults in the performance of or compliance with any term contained in any Finance Document (other than those referred to in Sections 11(a), (b), (c) and (d)) and such default is not remedied within 30 days after after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from the Required Holders (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(e)); or

(f)any representation or warranty made in writing by or on behalf of any Obligor or by any officer of any Obligor in any Finance Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(g)the Company or any Material Subsidiary is in default (as principal or as guarantor or other surety) (i) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least the greater of $15,000,000 or 2% of Consolidated Total Assets beyond any period of grace provided with respect thereto, or (ii) in the performance of or compliance with any term of any mortgage, indenture or other agreement evidencing any Indebtedness (other than Indebtedness owed to the Company or a Subsidiary) in an aggregate outstanding principal amount of at least the greater of $15,000,000 or 2% of Consolidated Total Assets, and as a consequence of such default such Indebtedness has become, or has been declared (or one or more Persons, or a trustee on their behalf, are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment; or

(h)the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any Debtor Relief Laws of any jurisdiction, (iii) makes a general assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(i)a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or of its Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to the Company or such Material Subsidiary or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any Debtor Relief Law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Material Subsidiary, or any such petition shall be filed against the Company or any of its Material Subsidiary and such petition shall not be dismissed within 60 days; or

(j)the Company or any Material Subsidiary fails to pay a final judgment or judgments for the payment of money in an aggregate amount of at least $50,000,000 rendered against one or more of the Company and the Guarantors (excluding (A) liabilities covered by insurance as to which the relevant insurance company has not disputed coverage and (B) liabilities incurred pursuant to any order entered by the NMPRC that are payable through an adjustment to rates charged or through periodic payments (including refunds) to customers of the Company) and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(k)if (i) any Plan (other than a Multiemployer Plan) shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan (other than a Multiemployer Plan) shall have been filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any such Plan or the PBGC shall have notified the Company or any ERISA Affiliate that any such Plan will become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans (other than Multiemployer Plans), determined in accordance with Title IV of ERISA, shall exceed the greater of $15,000,000 or 2% of Consolidated Total Assets, (iv) the Company or any ERISA Affiliate shall have incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (other than liabilities for accrued benefits or required PBGC premium payments arising in the ordinary course of business), (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Guarantor establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Guarantor thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(l)(i) any Subsidiary Guaranty or any material provision thereof, at any time after its execution and delivery and for any reason ceases to be in full force and effect (other than as expressly permitted under Section 9.7 or as a result of the indefeasible payment in full in cash of all Obligations); (ii) any Obligor contests in writing the validity or enforceability of any Subsidiary Guaranty or any provision thereof; or (iii) any Obligor denies that it has any or further liability or obligation under any Subsidiary Guaranty, or purports to revoke, terminate or rescind any Subsidiary Guaranty or any provision thereof, except, in the case of clauses (i), (ii) and (iii), to the extent permitted by this Agreement and such Subsidiary Guaranty.

As used in Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.	Remedies on Default, Etc.
12.1.	Acceleration.

(a)If an Event of Default with respect to an Obligor described in Section 11(h) or (i) (other than an Event of Default described in clause (i) of Section 11(h) or described in clause (vi) of Section 11(h) by virtue of the fact that such clause encompasses clause (i) of Section 11(h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and, (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law) shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for the payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.	Other Remedies.

If any Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in any Note or any other Financing Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.	Rescission.

At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.	No Waivers or Election of Remedies, Expenses, Etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement, by any Note or any other Finance Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13.	Registration; Exchange; Substitution of Notes.
13.1.	Registration of Notes.

Following the Closing, the Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.	Transfer and Exchange of Notes.

Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) as such surrendered Note in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a) or Exhibit 1(b), as applicable.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than $100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6 (except that it shall not be deemed to have made the representation set forth in the first sentence of Section 6.3 or to have represented pursuant to Section 6.1 that it has acquired Notes for investment and not with a view to the distribution thereof).

13.3.	Replacement of Notes.

Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $25,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.	Payments on Notes.
14.1.	Place of Payment.

Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, National Association in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.	Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

15.	Expenses, Etc.
15.1.	Transaction Expenses.

If and only if the Closing occurs and the Notes are issued pursuant hereto, the Company will pay all costs and expenses (including reasonable attorneys’ fees of one special counsel and, if reasonably required by the Required Holders, one local counsel in each relevant jurisdiction) incurred by the Purchasers and each other holder of a Note in connection with such transactions, and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any other Finance Document (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any other Finance Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any other Finance Document, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Guarantor or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and the other Finance Documents and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $5,000.  If and only if the Closing occurs and the Notes are issued pursuant hereto, the Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

15.2.	Survival.

The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes and the other Finance Documents, and the termination of this Agreement.  Notwithstanding the foregoing, the obligations of the Company under this Section 15 shall terminate and shall forthwith become void and be of no force and effect if the Closing does not occur, in accordance with Section 3 of this Agreement.

16.	Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, this Agreement, the Notes and the other Finance Documents embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.  Notwithstanding the foregoing, all representations and warranties contained herein shall terminate and shall forthwith become void and be of no force and effect if the Closing does not occur, in accordance with Section 3 of this Agreement.

17.	Amendment and Waiver.
17.1.	Requirements.

This Agreement and the Notes and any other Finance Document may be amended, and the observance of any term hereof or of the Notes or of any other Finance Document may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.	Solicitation of Holders of Notes.

(a)Solicitation.  The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with notice 10 Business Days in advance of the date a decision is required, setting forth the principal terms of any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any other Finance Document.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof, of the Notes or of any other Financing Document unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c)Consent in Connection with Transfer. Any consent made pursuant to this Section 17.2 by the holder of any Note that has transferred or has agreed to transfer such Note to the Company, any Subsidiary or any Affiliate of the Company (or any other Person in connection with, or in anticipation of, an acquisition of, tender offer for, or merger with, the Company) and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

17.3.	Binding Effect, etc.

Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.	Notes Held by Company, etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or any other Finance Document, or have directed the taking of any action provided herein, in the Notes or in any other Finance Document to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.	Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)if to the Company, to the Company at 5120 Masthead, NE, Albuquerque, New Mexico 87109, Facsimile No. (505) 797-7901, Attention: Ryan Shell, Vice President, Controller & Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.	Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.	Confidential Information.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of TECO, the Company or any of its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or the other Finance Documents.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.	Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser.  In the event that such

Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

22.	Miscellaneous.
22.1.	Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2.	Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.2 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

22.3.	Accounting Terms; Limit on Fair Value Accounting.

All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement or any other Finance Document shall be made in accordance with GAAP and (ii) all financial statements shall be prepared in accordance with GAAP.  Notwithstanding the foregoing, for purposes of determining compliance with Section 10.4, Section 10.5 and Section 10.10, or the determination of financial terms, contained in this Agreement, any election by the Company to measure an item of Indebtedness using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification 825-10-25 - Fair Value Option (formerly known as FASB 159) or any similar accounting standard) shall be disregarded and such determination shall be made instead using the par value of such Indebtedness.

22.4.	Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.5.	Construction, etc.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

22.6.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.7.	Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

22.8.	Jurisdiction and Process; Waiver of Jury Trial.

(a)The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

NEW MEXICO GAS INTERMEDIATE, INC.
By:	/s/ Annette Gardiner
Name:	Annette Gardiner
Title:	President

[Signature Page to Note Purchase Agreement – New Mexico Gas Intermediate, Inc.]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ David A. Barras
Name:	David A. Barras
Title:	Its Authorized Representative

THRIVENT FINANCIAL FOR LUTHERANS

By:	/s/ Patricia H. Eitrheim
Name:	Patricia H. Eitrheim
Title:	Director

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:Prudential Investment Management, Inc., as Investment Manager

By:	/s/ Christopher L. Halloran
Name:	Christopher L. Halloran
Title:	Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.

By:Prudential Investment Management Japan Co., Ltd., as Investment Manager

By:Prudential Investment Management, Inc., as Sub-Adviser

By:	/s/ Christopher L. Halloran
Name:	Christopher L. Halloran
Title:	Vice President

FARMERS INSURANCE EXCHANGE

By:Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Christopher L. Halloran
Name:	Christopher L. Halloran
Title:	Vice President

MID CENTURY INSURANCE COMPANY

By:Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Christopher L. Halloran
Name:	Christopher L. Halloran
Title:	Vice President

[Signature Page to Note Purchase Agreement – New Mexico Gas Intermediate, Inc.]

FARMERS NEW WORLD LIFE INSURANCE COMPANY

By:Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Christopher L. Halloran
Name:	Christopher L. Halloran
Title:	Vice President

THE INDEPENDENT ORDER OF FORESTERS

By:Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Christopher L. Halloran
Name:	Christopher L. Halloran
Title:	Vice President

NATIONWIDE MUTUAL INSURANCE COMPANY

NATIONWIDE LIFE INSURANCE COMPANY

By:	/s/ Jason M. Comisar
Name:	Jason M. Comisar
Title:	Authorized Signatory

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Brian Keating
Name:	Brian Keating
Title:	Managing Director

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

By:	/s/ Brian Keating
Name:	Brian Keating
Title:	Managing Director

PRINCIPAL LIFE INSURANCE COMPANY

By:Principal Global Investors, LLC, a Delaware limited liability company,

its authorized signatory

By:	/s/ James C. Fifield
Name:	James C. Fifield
Title:	Assistant General Counsel

By:	/s/ Justin T. Lange
Name:	Justin T. Lange
Title:	Counsel

[Signature Page to Note Purchase Agreement – New Mexico Gas Intermediate, Inc.]

MODERN WOODMEN OF AMERICA

By:	/s/ Michael E. Dau
Name:	Michael E. Dau
Title:	Treasurer & Investment Manager

AMERITAS LIFE INSURANCE CORP.

AMERITAS LIFE INSURANCE CORP. OF NEW YORK

By:Ameritas Investment Partners Inc., as Agent

By:	/s/ James Mikus
Name:	James Mikus
Title:	President and CEO

OHIO NATIONAL LIFE ASSURANCE CORPORATION

By:	/s/ Annette M. Teders
Name:	Annette M. Teders
Title:	Vice President

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Annette M. Teders
Name:	Annette M. Teders
Title:	Vice President

COUNTRY LIFE INSURANCE COMPANY

COUNTRY MUTUAL INSURANCE COMPANY

By:	/s/ John Jacobs
Name:	John Jacobs
Title:	Director – Fixed Income

GENWORTH MORTGAGE INSURANCE CORPORATION

By:	/s/ Eric M. Boyd
Name:	Eric M. Boyd
Title:	Investment Officer

[Signature Page to Note Purchase Agreement – New Mexico Gas Intermediate, Inc.]

Schedule A

INFORMATION RELATING TO PURCHASERS

Purchaser Name	THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
Name in Which to Register Note(s)	THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
Senior Note Registration Number(s); Principal Amount(s)	RA-1; $11,000,000 RB-1; $35,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS INTERMEDIATE, INC.

Description of

Security:2.71% Series A Senior Unsecured Notes due July 30, 2019

PPN:64712# AA9

Description of

Security:3.64% Series B Senior Unsecured Notes due July 30, 2024

PPN:64712# AB7

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Email for notices related to payments	The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI 53202 Attention: Investment Operations Email: payments@northwesternmutual.com Tel: 414-665-1679
Address / Email for all other notices	The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI 53202 Attention: Securities Department Email: privateinvest@northwesternmutual.com
Instructions re Delivery of Notes and closing documents	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY By: ___________________________________ Name: Title: Its Authorized Representative
Tax identification number	[__________]

Schedule A-1

Purchaser Name	THRIVENT FINANCIAL FOR LUTHERANS
Name in which to register Note(s)	SWANBIRD & CO.
Note registration number(s); principal amount(s)	RA-2; $5,000,000 RA-3; $5,000,000 RA-4; $1,000,000 RB-2; $5,000,000 RB-3; $5,000,000 RB-4; $5,000,000 RB-5; $5,000,000 RB-6; $5,000,000 RB-7; $5,000,000 RB-8; $5,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS INTERMEDIATE, INC.

Description of

Security:2.71% Series A Senior Unsecured Notes due July 30, 2019

PPN:64712# AA9

Description of

Security:3.64% Series B Senior Unsecured Notes due July 30, 2024

PPN:64712# AB7

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to scheduled payments, payments or rate resets

Investment Division - Private Placements

Thrivent Financial for Lutherans

625 Fourth Avenue South

Minneapolis, MN 55415

Attn:  Patricia Eitrheim

Fax:  612-844-4027
Email: privateinvestments@thrivent.com

With a copy to:

Thrivent Financial for Lutherans

625 Fourth Avenue South

Minneapolis, MN 55415

Attention:  Jeremy Anderson or Harmon Bergenheier

Email: boxprivateplacement@thrivent.com

Address / Fax # for all other notices	Thrivent Financial for Lutherans Attn: Investment Division-Private Placements 625 Fourth Avenue South Minneapolis, MN 55415 Fax: (612) 844-4027 Email: privateinvestments@thrivent.com
Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	THRIVENT FINANCIAL FOR LUTHERANS By:___________________________ Name:Patricia H. Eitrheim Title:Director
Tax identification number	[__________]

Schedule A-1

Purchaser Name	PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
Name in which to register Note(s)	PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
Note registration number(s); principal amount(s)	RB-9; $5,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS INTERMEDIATE, INC.

Description of

Security:3.64% Series B Senior Unsecured Notes due July 30, 2024

PPN:64712# AB7

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to scheduled payments, payments or rate resets

Prudential Retirement Insurance and Annuity Company

c/o Prudential Investment Management, Inc.

Private Placement Trade Management

PRIAC Administration

Gateway Center Four, 7th Floor

100 Mulberry Street

Newark, NJ 07102

Phone:  973-802-8107

Fax:  888-889-3832

Address / Fax # for all other notices	Prudential Retirement Insurance and Annuity Company c/o Prudential Capital Group 2200 Ross Avenue, Suite 4300 Dallas, TX 75201 Attn: Managing Director, Energy Finance Group - Oil & Gas
Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY By:Prudential Investment Management, Inc., as investment manager By:___________________________________ Name: Title:Vice President
Tax identification number	[__________]

Schedule A-1

Purchaser Name	PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
Name in which to register Note(s)	PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
Note registration number(s); principal amount(s)	RB-10; $2,100,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS INTERMEDIATE, INC.

Description of

Security:3.64% Series B Senior Unsecured Notes due July 30, 2024

PPN:64712# AB7

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to scheduled payments, payments or rate resets

Prudential Retirement Insurance and Annuity Company

c/o Prudential Investment Management, Inc.

Private Placement Trade Management

PRIAC Administration

Gateway Center Four, 7th Floor

100 Mulberry Street

Newark, NJ 07102

Phone:  973-802-8107

Fax:  888-889-3832

Address / Fax # for all other notices	Prudential Retirement Insurance and Annuity Company c/o Prudential Capital Group 2200 Ross Avenue, Suite 4300 Dallas, TX 75201 Attn: Managing Director, Energy Finance Group - Oil & Gas
Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY By:Prudential Investment Management, Inc., as investment manager By:___________________________________ Name: Title:Vice President
Tax identification number	[__________]

Schedule A-2

Purchaser Name	THE GIBRALTAR LIFE INSURANCE CO., LTD.
Name in which to register Note(s)	THE GIBRALTAR LIFE INSURANCE CO., LTD.
Note registration number(s); principal amount(s)	RB-11; $7,900,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS INTERMEDIATE, INC.

Description of

Security:3.64% Series B Senior Unsecured Notes due July 30, 2024

PPN:64712# AB7

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to scheduled payments, payments or rate resets

The Gibraltar Life Insurance Co., Ltd.

2-13-10, Nagata-cho

Chiyoda-ku, Tokyo 100-8953, Japan

Attention:  Mizuho Matsumoto, Team Leader of Investment

       Administration Team

Tel:  81-3-5501-6680

Fax:  81-3-5501-6432

E-mail:  mizuho.matsumoto@gib-life.co.jp

Cc:ito_yuko@gib-life.co.jp

   Maki.ichihari@gib-life.co.jp

   kenji.inoue@gib-life.co.jp

Address / Fax # for all other notices	Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 2200 Ross Avenue, Suite 4300 Dallas, TX 75201 Attn: Managing Director, Energy Finance Group - Oil & Gas
Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block

THE GIBRALTAR LIFE INSURANCE CO., LTD.

By:Prudential Investment Management Japan Co., Ltd., as Investment Manager

By:Prudential Investment Management, Inc., as Sub-Adviser

   By:  ______________________________

   Name:

   Title:Vice President

Tax identification number	[__________]

Schedule A-3

Purchaser Name	FARMERS INSURANCE EXCHANGE
Name in which to register Note(s)	FARMERS INSURANCE EXCHANGE
Note registration number(s); principal amount(s)	RB-12; $6,300,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS INTERMEDIATE, INC.

Description of

Security:3.64% Series B Senior Unsecured Notes due July 30, 2024

PPN:64712# AB7

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to scheduled payments, payments or rate resets	Farmers 4680 Wilshire Blvd. Los Angeles, CA 90010 Attention: Treasury Treasury: Treasury Manager 323-932-3450 usw.treasury.farmers@farmersinsurance.com
Address / Fax # for all other notices	Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 2200 Ross Avenue, Suite 4300 Dallas, TX 75201 Attn: Managing Director, Energy Finance Group - Oil & Gas
Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block

FARMERS INSURANCE EXCHANGE

By:Prudential Private Placement Investors,

   L.P. (as Investment Advisor)

   By:Prudential Private Placement Investors, Inc.

   (as its General Partner)

   By:___________________________

   Name:

   Title:Vice President

Tax identification number	[__________]

Schedule A-4

Purchaser Name	MID CENTURY INSURANCE COMPANY
Name in which to register Note(s)	MID CENTURY INSURANCE COMPANY
Note registration number(s); principal amount(s)	RB-13; $2,700,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS INTERMEDIATE, INC.

Description of

Security:3.64% Series B Senior Unsecured Notes due July 30, 2024

PPN:64712# AB7

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to scheduled payments, payments or rate resets	Farmers 4680 Wilshire Blvd. Los Angeles, CA 90010 Attention: Treasury Treasury: Treasury Manager 323-932-3450 usw.treasury.farmers@farmersinsurance.com
Address / Fax # for all other notices	Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 2200 Ross Avenue, Suite 4300 Dallas, TX 75201 Attn: Managing Director, Energy Finance Group - Oil & Gas
Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block

MID CENTURY INSURANCE COMPANY

By:Prudential Private Placement Investors,

   L.P. (as Investment Advisor)

   By:Prudential Private Placement Investors, Inc.

   (as its General Partner)

   By:___________________________

   Name:

   Title:Vice President

Tax identification number	[__________]

Schedule A-5

Purchaser Name	FARMERS NEW WORLD LIFE INSURANCE COMPANY
Name in which to register Note(s)	FARMERS NEW WORLD LIFE INSURANCE COMPANY
Note registration number(s); principal amount(s)	RB-14; $3,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS INTERMEDIATE, INC.

Description of

Security:3.64% Series B Senior Unsecured Notes due July 30, 2024

PPN:64712# AB7

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to scheduled payments, payments or rate resets

investment.accounting@farmersinsurance.com

   or

Farmers Insurance Company

Attention:  Investment Accounting Team

4680 Wilshire Blvd., 4th Floor

Los Angeles, CA 90010

and

investments.operations@farmersinsurance.com

   or

Farmers New World Life Insurance Company

Attention:  Investment Operations Team

3003 77th Avenue Southeast, 5th Floor

Mercer Island, WA 98040-2837

Address / Fax # for all other notices	Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 2200 Ross Avenue, Suite 4300 Dallas, TX 75201 Attn: Managing Director, Energy Finance Group - Oil & Gas
Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block

FARMERS NEW WORLD LIFE INSURANCE COMPANY

By:Prudential Private Placement Investors,

   L.P. (as Investment Advisor)

   By:Prudential Private Placement Investors, Inc.

   (as its General Partner)

   By:___________________________

   Name:

   Title:Vice President

Tax identification number	[__________]

Schedule A-6

Purchaser Name	THE INDEPENDENT ORDER OF FORESTERS
Name in which to register Note(s)	THE INDEPENDENT ORDER OF FORESTERS
Note registration number(s); principal amount(s)	RB-15; $3,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS INTERMEDIATE, INC.

Description of

Security:3.64% Series B Senior Unsecured Notes due July 30, 2024

PPN:64712# AB7

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to scheduled payments, payments or rate resets	The Independent Order of Foresters 789 Don Mills Road Toronto, Ontario, Canada M3C 1T9 Attention: Investment Services Department
Address / Fax # for all other notices	Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 2200 Ross Avenue, Suite 4300 Dallas, TX 75201 Attn: Managing Director, Energy Finance Group - Oil & Gas
Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block

THE INDEPENDENT ORDER OF FORESTERS

By:Prudential Private Placement Investors,

   L.P. (as Investment Advisor)

   By:Prudential Private Placement Investors, Inc.

   (as its General Partner)

   By:___________________________

   Name:

   Title:Vice President

Tax identification number	[__________]

Schedule A-7

Purchaser Name	NATIONWIDE MUTUAL INSURANCE COMPANY
Name in which to register Note(s)	NATIONWIDE MUTUAL INSURANCE COMPANY
Note registration number(s); principal amount(s)	RA-5; $11,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS INTERMEDIATE, INC.

Description of

Security:2.71% Series A Senior Unsecured Notes due July 30, 2019

PPN:64712# AA9

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to scheduled payments, payments or rate resets

Nationwide Mutual Insurance Company

℅ The Bank of New York Mellon

P.O. Box 19266

Attn:  P & I Department

Newark, NJ  07195

With a copy to:

Nationwide Mutual Insurance Company

Attn:  Nationwide Investments - Investment Operations

One Nationwide Plaza (1-05-401)

Columbus, OH  43215-2220

Address / Fax # for all other notices	Nationwide Mutual Insurance Company One Nationwide Plaza (1-05-801) Columbus, OH 43215-2220 Attention: Nationwide Investments - Private Placements Email: ooinwpp@nationwide.com
Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	NATIONWIDE MUTUAL INSURANCE COMPANY By:_________________________________ Name: Title:
Tax identification number	[__________]

Schedule A-8

Purchaser Name	NATIONWIDE LIFE INSURANCE COMPANY
Name in which to register Note(s)	NATIONWIDE LIFE INSURANCE COMPANY
Note registration number(s); principal amount(s)	RB-16; $10,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS INTERMEDIATE, INC.

Description of

Security:3.64% Series B Senior Unsecured Notes due July 30, 2024

PPN:64712# AB7

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to scheduled payments, payments or rate resets

Nationwide Life Insurance Company

c/o The Bank of New York Mellon

P O Box 19266

Attn:  P & I Department

Newark, NJ  07195

With a copy to:

Nationwide Life Insurance Company

Attn: Nationwide Investments - Investment Operations

One Nationwide Plaza  (1-05-401)

Columbus, Ohio  43215-2220

Address / Fax # for all other notices	Nationwide Life Insurance Company Nationwide Investments – Private Placements E-mail: ooinwpp@nationwide.com One Nationwide Plaza (1‑05-801) Columbus, OH 43215‑2220
Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	NATIONWIDE LIFE INSURANCE COMPANY By:___________________________ Name: Title:
Tax identification number	[__________]

Schedule A-9

Purchaser Name	THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA
Name in which to register Note(s)	THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA
Note registration number(s); principal amount(s)	RB-17; $11,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS INTERMEDIATE, INC.

Description of

Security:3.64% Series B Senior Unsecured Notes due July 30, 2024

PPN:64712# AB7

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to scheduled payments, payments or rate resets	The Guardian Life Insurance Company of America 7 Hanover Square New York, NY 10004-2616 Attn: Brian Keating Investment Department 9-A FAX # (212) 919-2658 Email address: brian_keating@glic.com
Address / Fax # for all other notices	The Guardian Life Insurance Company of America 7 Hanover Square New York, NY 10004-2616 Attn: Brian Keating Investment Department 9-A FAX # (212) 919-2658 Email address: brian_keating@glic.com
Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA By: ___________________________ Name: Title:
Tax identification number	[__________]

Schedule A-10

Purchaser Name	THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.
Name in which to register Note(s)	THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.
Note registration number(s); principal amount(s)	RB-18; $1,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS INTERMEDIATE, INC.

Description of

Security:3.64% Series B Senior Unsecured Notes due July 30, 2024

PPN:64712# AB7

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to scheduled payments, payments or rate resets

The Guardian Insurance & Annuity Company, Inc.

c/o The Guardian Life Insurance Company of America

7 Hanover Square

New York, NY 10004-2616

Attn:  Brian Keating

Investment Department  9-A

FAX #  (212) 919-2658

Email address: brian_keating@glic.com

Address / Fax # for all other notices

The Guardian Insurance & Annuity Company, Inc.

c/o The Guardian Life Insurance Company of America

7 Hanover Square

New York, NY 10004-2616

Attn:  Brian Keating

Investment Department  9-A

FAX #  (212) 919-2658

Email address: brian_keating@glic.com

Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC. By: ___________________________ Name: Title:
Tax identification number	[__________]

Schedule A-11

Purchaser Name	PRINCIPAL LIFE INSURANCE COMPANY
Name in which to register Note(s)	PRINCIPAL LIFE INSURANCE COMPANY
Note registration number(s); principal amount(s)	RA-6; $6,000,000 RA-7; $2,000,000 RA-8; $1,000,000 RA-9; $1,000,000 RA-10; $1,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS INTERMEDIATE, INC.

Description of

Security:2.71% Series A Senior Unsecured Notes due July 30, 2019

PPN:64712# AA9

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to scheduled payments, payments or rate resets

Principal Global Investors, LLC

711 High Street, G-26

Des Moines, IA 50392-0800

Attn:  Fixed Income Private Placements

and via Email: Privateplacements2@exchange.principal.com

With a copy of any notices related to scheduled payments, prepayments, rate reset notices to:

Principal Global Investors, LLC

711 High Street

Des Moines, IA 50392-0960

Attn:  Investment Accounting Fixed Income Securities

Address / Fax # for all other notices	Principal Global Investors, LLC 711 High Street, G-26 Des Moines, IA 50392-0800 Attn: Fixed Income Private Placements and via Email: Privateplacements2@exchange.principal.com
Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block

PRINCIPAL LIFE INSURANCE COMPANY

By:Principal Global Investors, LLC

   a Delaware limited liability company,

   its authorized signatory

   By:___________________________

   Name:

   Title:

   By:___________________________

   Name:

   Title:

Tax identification number	[__________]

Schedule A-12

Purchaser Name	MODERN WOODMEN OF AMERICA
Name in Which to Register Note(s)	MODERN WOODMEN OF AMERICA
Ten-Year Note registration number(s); principal amount(s)	RB-19; $8,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS INTERMEDIATE, INC.

Description of

Security:3.64% Series B Senior Unsecured Notes due July 30, 2024

PPN:64712# AB7

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to payments	Modern Woodmen of America Attn: Investment Accounting Department 1701 First Avenue Rock Island, IL 61201 Fax: (309) 793-5688
Address / Fax #/ Email for all other notices	Modern Woodmen of America Attn: Investment Department 1701 First Avenue Rock Island, IL 61201 Email: investments@modern-woodmen.org Fax: (309) 793-5574
Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	MODERN WOODMEN OF AMERICA By:______________________ Name: Title:
Tax identification number	[__________]

Schedule A-13

Purchaser Name	AMERITAS LIFE INSURANCE CORP.
Name in which to register Note(s)	CUDD & CO. FOR THE BENEFIT OF AMERITAS LIFE INSURANCE CORP.
Note registration number(s); principal amount(s)	RB-20; $6,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS INTERMEDIATE, INC.

Description of

Security:3.64% Series B Senior Unsecured Notes due July 30, 2024

PPN:64712# AB7

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to scheduled payments, payments or rate resets	The Union Central Life Insurance Company 1876 Waycross Rd. Cincinnati, Ohio 45240 Attention: Patty Dearing Fax: (513) 595-2926
Address / Fax # for all other notices

Ameritas Life Insurance Corp.

c/o Ameritas Investment Partners

Attn:  Private Placements

390 North Cotner Blvd.

Lincoln, NE 68505

Contact: Mike Gatliff

Tel.: 402-467-7469

Fax:  402-467-6980

Email:  mgatliff@ameritas.com

Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	AMERITAS LIFE INSURANCE CORP. By:Ameritas Investment Partners Inc., as Agent By: _________________________ Name:James Mikus Title:President and CEO
Tax identification number	[__________]

Schedule A-14

Purchaser Name	AMERITAS LIFE INSURANCE CORP. OF NEW YORK
Name in which to register Note(s)	CUDD & CO. FOR THE BENEFIT OF AMERITAS LIFE INSURANCE CORP. OF NEW YORK
Note registration number(s); principal amount(s)	RB-21; $1,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS INTERMEDIATE, INC.

Description of

Security:3.64% Series B Senior Unsecured Notes due July 30, 2024

PPN:64712# AB7

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to scheduled payments, payments or rate resets	The Union Central Life Insurance Company 1876 Waycross Rd. Cincinnati, Ohio 45240 Attention: Patty Dearing Fax: (513) 595-2926
Address / Fax # for all other notices

Ameritas Life Insurance Corp. of New York

c/o Ameritas Investment Partners

Attn:  Private Placements

390 North Cotner Blvd.

Lincoln, NE 68505

Contact: Mike Gatliff

Tel.: 402-467-7469

Fax:  402-467-6980

Email:  mgatliff@ameritas.com

Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	AMERITAS LIFE INSURANCE CORP. OF NEW YORK By:Ameritas Investment Partners Inc., as Agent By: _________________________ Name:James Mikus Title:President and CEO
Tax identification number	[__________]

Schedule A-15

Purchaser Name	Ohio National Life ASSURANCE CORPORATION
Name in which to register Note(s)	Ohio National Life ASSURANCE CORPORATION
Note registration number(s); principal amount(s)	RB-22; $4,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS INTERMEDIATE, INC.

Description of

Security:3.64% Series B Senior Unsecured Notes due July 30, 2024

PPN:64712# AB7

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to scheduled payments, payments or rate resets	Ohio National Life Assurance Corporation One Financial Way Cincinnati, OH 45242 Attention: Investment Department Fax: 513-794-4506 With a copy to: privateplacements@ohionational.com
Address / Fax # for all other notices	Ohio National Life Assurance Corporation One Financial Way Cincinnati, OH 45242 Attention: Investment Department Fax: 513-794-4506 With a copy to: privateplacements@ohionational.com
Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	Ohio National Life ASsurance CORPORATION By: ________________________ Name:Annette M. Teders Title:Vice President
Tax identification number	[__________]

Schedule A-16

Purchaser Name	The Ohio National Life Insurance Company
Name in which to register Note(s)	The Ohio National Life Insurance Company
Note registration number(s); principal amount(s)	RB-23; $3,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS INTERMEDIATE, INC.

Description of

Security:3.64% Series B Senior Unsecured Notes due July 30, 2024

PPN:64712# AB7

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to scheduled payments, payments or rate resets	The Ohio National Life Insurance Company One Financial Way Cincinnati, OH 45242 Attention: Investment Department Fax: 513-794-4506 With a copy to: privateplacements@ohionational.com
Address / Fax # for all other notices	The Ohio National Life Insurance Company One Financial Way Cincinnati, OH 45242 Attention: Investment Department Fax: 513-794-4506 With a copy to: privateplacements@ohionational.com
Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	THE Ohio National Life Insurance Company By: ________________________ Name:Annette M. Teders Title:Vice President
Tax identification number	[__________]

Schedule A-17

Purchaser Name	COUNTRY LIFE INSURANCE COMPANY
Name in which to register Note(s)	COUNTRY LIFE INSURANCE COMPANY
Note registration number(s); principal amount(s)	RB-24; $5,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS INTERMEDIATE, INC.

Description of

Security:3.64% Series B Senior Unsecured Notes due July 30, 2024

PPN:64712# AB7

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to scheduled payments, payments or rate resets	Country Life Insurance Company Attention: Investment Accounting 1705 No. Towanda Avenue Bloomington, IL 61702 Tel: (309) 821-6348 Fax: (309) 821-2800
Address / Fax # for all other notices	Country Life Insurance Company Attention: Investments 1705 No. Towanda Avenue Bloomington, IL 61702 Tel: (309) 821-6260 Fax: (309) 821-6301 PrivatePlacements@countryfinancial.com
Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	COUNTRY LIFE INSURANCE COMPANY By:_____________________________ Name:John Jacobs Title:Director - Fixed Income
Tax identification number	[__________]

Schedule A-18

Purchaser Name	COUNTRY MUTUAL INSURANCE COMPANY
Name in which to register Note(s)	COUNTRY MUTUAL INSURANCE COMPANY
Note registration number(s); principal amount(s)	RB-25; $1,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS INTERMEDIATE, INC.

Description of

Security:3.64% Series B Senior Unsecured Notes due July 30, 2024

PPN:64712# AB7

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to scheduled payments, payments or rate resets	Country Mutual Insurance Company Attention: Investment Accounting 1705 No. Towanda Avenue Bloomington, IL 61702 Tel: (309) 821-6348 Fax: (309) 821-2800
Address / Fax # for all other notices	Country Mutual Insurance Company Attention: Investments 1705 No. Towanda Avenue Bloomington, IL 61702 Tel: (309) 821-6260 Fax: (309) 821-6301 PrivatePlacements@countryfinancial.com
Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]
Signature Block	COUNTRY MUTUAL INSURANCE COMPANY By:_____________________________ Name:John Jacobs Title:Director - Fixed Income
Tax identification number	[__________]

Schedule A-19

Purchaser Name	GENWORTH MORTGAGE INSURANCE CORPORATION
Name in which to register Note(s)	HARE & CO., LLC
Note registration number(s); principal amount(s)	RA-11; $6,000,000
Payment on account of Note Method Account information	[PAYMENT INFORMATION OMITTED]
Accompanying information

Name of Issuer:NEW MEXICO GAS INTERMEDIATE, INC.

Description of Security:2.71% Series A Senior Unsecured Notes due July 30, 2019

PPN:64712# AA9

Due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address / Fax # for notices related to scheduled payments, payments or rate resets

Genworth Financial, Inc.

Account:  Genworth Mortgage Insurance Corporation

3001 Summer Street, 2nd Floor

Stamford, CT  06905

Attn:  Private Placements

Tel:  (203) 708-3300

Fax:  (203) 708-3308

Email:  GNW.privateplacements@genworth.com

With copies to:

Genworth Financial, Inc.

Account:  Genworth Mortgage Insurance Corporation

3001 Summer Street

Stamford, CT  06905

Attn:  Trade Operations

Tel:  (203) 708-3300

Fax:  (203) 708-3308

Email:  GNWInvestmentsOperations@genworth.com

And by email:  treasppbkoffice@genworth.com

Fax:  (804) 662-7777

And

The Bank of New York

Income Collection Department

P.O. Box 19266

Newark, NJ  07195

Attn:  PP P&I Department

Ref:  GEMIC, Account [__________], 64712# AA9 & Security Description

P&I Contact:  Purisima Teylan (718-315-3035)

Address / Fax # for all other notices

Genworth Financial, Inc.

Account:  Genworth Life Insurance Company

3001 Summer Street, 2nd Floor

Stamford, CT  06905

Attn: Trade Operations

Tel: 203-708-3300

Fax No:  203-708-3308

Email:  GNWInvestmentsOperations@genworth.com

Instructions re Delivery of Notes	[DELIVERY INSTRUCTIONS OMITTED]

Schedule A-20

Purchaser Name	GENWORTH MORTGAGE INSURANCE CORPORATION
Signature Block	GENWORTH MORTGAGE INSURANCE CORPORATION By: _____________________________ Name: Title:
Tax identification number	[__________]

Schedule A-21

Schedule B

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“2011 Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of February 8, 2011, by and among NMGC and the purchasers party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“2011 Notes” means those certain 4.87% Senior Secured Notes due February 8, 2021, in the aggregate original principal amount of $200,000,000, issued pursuant to the 2011 Note Purchase Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“2011 NPA Amendment” means (a) that certain Amendment No. 1 to Note Purchase Agreement, dated as of July 16, 2014, by and among NMGC and the holders of 2011 Notes party thereto and (b) that certain Amendment No. 2 to Note Purchase Agreement, dated as of July 16, 2014, by and among NMGC and the holders of the 2011 Notes.

“Additional Assets” means (i) any property or assets to be used by the Company in a Permitted Business or (ii) the Capital Stock of a Person that is primarily engaged in a Permitted Business.

“Affiliate” means, at any time and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 25% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 25% or more of any class of voting or equity interests.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Affiliated Entity” means the Subsidiaries of the Company and any of their or the Company’s respective controlled Affiliates.

“Agreement” is defined in Section 17.3.

“Anti-Corruption Laws” is defined in Section 5.16(d)(1).

“Anti-Money Laundering/Anti-Terrorism Laws” is defined in Section 5.16(c).

“Asset Sale” means:

   (i)the sale, lease, conveyance, transfer or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Section 10.2 of this Agreement and not by Section 10.7 of this Agreement; and

Schedule B-1

   (ii)the issuance or sale of Equity Interests by any of the Company's Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:;

(a)a transfer of assets between or among the Company and its Subsidiaries;

(b)an issuance or sale of Equity Interests by a Subsidiary of the Company to the Company or to another Subsidiary of the Company;

(c)the sale or lease of equipment, inventory or accounts receivable in the ordinary course of business (including natural gas);

(d)the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(e)dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factor or similar arrangements;

(f)foreclosure on assets or transfers by reason of eminent domain;

(g)operating leases or subleases entered into in the ordinary course of business and easements or rights of way granted to others which do not interfere in any material respect with the business of the Company or any of its Subsidiaries;

(h)surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, in each case in the ordinary course of business;

(i)the license of intellectual property in the ordinary course of business of the Company or any of its Subsidiaries;

(j)sales, transfers or other dispositions of investments in, and Capital Stock of, any Permitted Joint Venture, including Capital Stock of a Subsidiary that will, upon consummation of such sale, constitute a Permitted Joint Venture;

(k)the sale or other disposition of cash or Cash Equivalents; and

(l)the disposition of used, obsolete, worn out or surplus equipment or equipment that is no longer useful in the conduct of the business of the Company and that is disposed of in each case in the ordinary course of business.

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Stock” means any class of capital stock, share capital, limited liability company interest, general or limited partnership interest or any other similar equity interest of a Person.

Schedule B-2

“Capitalized Lease Obligations” means, with respect to any Person and a Capital Lease, the amount of the obligations of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

“Cash Equivalents” means:

(a)United States dollars;

(b)securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(c)dollar denominated demand or time deposits, certificates of deposit and bankers' acceptances of (x) any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million or (y) any bank whose short-term commercial paper rating from S&P is at least A-l or the equivalent thereof or from Moody's is at least P-I or the equivalent thereof, in each case with maturities of not more than six months from the date of acquisition;

(d)commercial paper with a short-term commercial paper rating of at least Al or the equivalent thereof by S&P or at least P-l or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition; and

(e)money market funds that (x) comply with criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (y) are rated at least AA+ by S&P and at least Aal by Moody's and (z) have portfolio assets of at least $5.0 billion.

“Change of Control” means (a) the failure of TECO to, directly or indirectly, own and control more than 50% of both (i) the economic interests, and (ii) the voting interests (whether by committee, contract or otherwise) of the Company; or (b) the failure of the Company to, directly or indirectly, own and control 100% of both (i) the economic interests, and (ii) the voting interests (whether by committee, contract or otherwise) of NMGC.

“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.

“Closing” is defined in Section 3.

“Closing Date” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Commodity Agreement” means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by any Person designed to protect such Person against fluctuations in the price of commodities actually used in the ordinary course of business of such Person.

“Company” has the meaning specified in the introductory paragraph hereto.

Schedule B-3

“Confidential Information” is defined in Section 20.

“Consolidated Shareholders Equity” means, as of the date of determination, (a) the consolidated net worth of the Company and its Subsidiaries, and including, without duplication, amounts attributable to (i) Subordinated Debt under any junior subordinated debenture issued by the Company or any of its Subsidiaries that does not contain any scheduled principal payments or prepayments or any mandatory redemptions or mandatory repurchases prior to the date at least 91 days after the maturity date of the Notes, (ii) Hybrid Equity Securities, and (iii) preferred stock of the Company and its Subsidiaries in an amount not to exceed 10% of Consolidated Total Capitalization to the extent excluded from Consolidated Total Debt; minus (b) the value of minority interests in any of the Company’s Subsidiaries, and disregarding unearned compensation associated with the Company’s employee stock ownership plan or other benefit plans, foreign currency translation adjustments and other comprehensive income adjustments and amounts attributable to the non-cash effects of pension and other post-retirement benefits, all determined in accordance with GAAP.

“Consolidated Subsidiaries” means Subsidiaries and Permitted Joint Ventures of the Company that are required to be consolidated with the Company in accordance with GAAP.

“Consolidated Total Assets” means, as of any date, the assets and properties of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, as shown on the balance sheet of the Company and its Subsidiaries for the then most recently completed Fiscal Quarter.

“Consolidated Total Capitalization” means, as of any date of determination, the sum of (a) Consolidated Total Debt as of such date and (b) Consolidated Shareholders Equity as of such date.

“Consolidated Total Debt” means, as of any date of determination (without duplication), Debt of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP outstanding as of such date, without regard to the effects of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 805 and FASB ASC 825, but expressly excluding (a) Non-Recourse Debt of the Company and its Subsidiaries, (b) Subordinated Debt under any junior subordinated debenture issued by the Company or any of its Subsidiaries that does not contain any scheduled principal payments or prepayments or any mandatory redemptions or mandatory repurchases prior to the date at least 91 days after the maturity date of the Notes, (c) Hybrid Equity Securities, and (d) preferred stock of the Company and its Subsidiaries in an amount not to exceed 10% of Consolidated Total Capitalization on such date.  For purposes hereof, “Non-Recourse Debt” means any Debt which is not an obligation of, and is otherwise without recourse to, the assets or revenues of the Company or any subsidiary of the Company.

“Contingent Debt Obligation” means, as to any Person, any obligation of such Person guaranteeing any Debt or lease obligation (each a “primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor or (c) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Debt Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Contingent Debt Obligation shall be deemed to be the maximum probable liability in respect thereof (assuming such Person is required to perform thereunder) as determined in good faith by the Company in accordance with GAAP.

Schedule B-4

“Contingent Obligations” means, with respect to any Person (the “guaranteeing person”), any obligation of (1) the guaranteeing person or (2) another Person (including, without limitation, any bank under any letter of credit) with respect to which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly , including without limitation, any obligation of the guaranteeing person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Contingent Obligation of any guaranteeing person shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (y) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

“Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person (other than letters of credit issued to secure a financial obligation of such Person to the extent such obligation is not outstanding at the time) and all unreimbursed drafts drawn thereunder, (d) all Debt of another Person secured by any Lien on any property owned by such Person, whether or not such Debt has been assumed by such Person, (e) all Capitalized Lease Obligations of such Person, (f) all obligations of such Person under any subscription or similar agreement, (g) the discounted present value of all obligations of such Person (other than the Company) payable under agreements for the payment of a specified purchase price for the purchase and resale of power whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (h) any unfunded or underfunded obligation subject to the minimum funding standards of Section 412 of the Code of such Person to any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) maintained at any time, or contributed to, by such Person or any other Person which is under common control (within the meaning of Section 414(b) or (c) of the Code) with such Person, (i) all Contingent Debt Obligations of such Person and (j) all obligations of such Person in respect of Interest Rate Agreements; provided, however, that Debt shall specifically exclude accounts payable arising in the ordinary course of business.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

Schedule B-5

“Default Rate” means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Electronic Delivery” is defined in Section 7.1(a).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment.

“Equity Interest” means, with respect to any Person, all of the shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of Capital Stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Credit Agreements” means (a) the Credit Agreement, dated as of November 19, 2008, among NMGC, Royal Bank of Canada, as administrative agent and collateral agent, and the lenders thereunder, as amended, restated, supplemented or otherwise modified from time to time, and (b) the Credit Agreement, dated as of November 19, 2008, by and among Continental Energy Systems LLC, the Company, the lenders from time to time party thereto and Royal Bank of Canada, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.

“FERC” means the Federal Energy Regulatory Commission and its successors.

“Finance Documents” means this Agreement, the Notes, each Subsidiary Guaranty (and each joinder thereto) and each of the other agreements, instruments or documents that from time to time executed in connection therewith.

“Fiscal Quarter” means the fiscal quarter of the Company ending on each March 31, June 30, September 30, and December 31.

“Fiscal Year” means the fiscal year of the Company ending on each December 31.

Schedule B-6

“Foreign Subsidiary” means each Subsidiary of the Company incorporated or organized, and doing business, in a jurisdiction other than the United States or any state or territory thereof.

“Form 10‑K” is defined in Section 7.1(b).

“Form 10‑Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the accounting profession in the United States, and consistently applied as in effect from time to time.

“Governmental Authority” means

(a)the government of

(i)the United States of America or any State or other political subdivision thereof, or

(ii)any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)any entity exercising executive, legislative, judicial, regulatory or administrative powers or functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantor” is defined in Section 9.7(a).

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas, infectious or medical wastes or similar restricted, prohibited or penalized substances.

“Hedging Obligations” means the obligations of any Person pursuant to any Interest Rate Agreement, Commodity Agreement or Currency Agreement.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Hybrid Equity Securities” means securities issued by the Company or any Subsidiary that (a) are classified as possessing a minimum of (i) “intermediate equity content” by S&P and (ii) “Basket C equity credit” by Moody’s; and (b) do not contain any scheduled principal payments or prepayments or any mandatory

Schedule B-7

redemption or mandatory repurchase requirements prior to the date at least 91 days after the maturity date of the Notes.

“Indebtedness” means, with respect to any Person, without duplication:

(a) all indebtedness of such Person for borrowed money,

(b) all obligations of such Person for the deferred purchase price of property or services (other than (i) trade payables incurred in the ordinary course of such Person’s business, (ii) obligations under deferred compensation plans, (iii) earn-out obligations and any other contingent obligations with respect to any deferred payment arising in connection with acquisitions not prohibited by this Agreement and (iv) forward gas purchase, pipeline capacity and storage obligations),

(c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,

(d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property),

(e) all Capitalized Lease Obligations of such Person,

(f) all obligations, contingent or otherwise, of such Person as an account party to reimburse any bank or other Person under acceptance, letter of credit or similar facilities, except to the extent such letters of credit are trade letters of credit and are not drawn upon, or to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit,

(g) for purposes of Section 11(g) and the definition of “Priority Debt” only, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the amount of such obligation required to be shown as a liability of such Persons in accordance with GAAP),

(h) all obligations of such Person to purchase, redeem, retire or otherwise acquire for value any Equity Interests of such Person, other than such repurchases from former directors, officers or employees made pursuant to the Shareholders’ Agreement or stock option agreements,

(i) all Contingent Obligations of such Person in respect of Indebtedness of a primary obligor, and

(j) all Indebtedness referred to in clauses (a) through (i) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided, however, that Indebtedness shall specifically exclude accounts payable arising in the ordinary course of business.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

Schedule B-8

   “INHAM Exemption” is defined in 6.2(b)(v).

“Institutional Investor” means (a) any Purchaser of a Note from the Company, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form that are, in each case, Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act), and (d) any Related Fund of any holder of any Note.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means to lend money or credit or make advances (other than advances to creditors in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) to any Person, or to purchase or acquire any stock, debt obligations or securities of, or any other interest in, or to make any capital contribution to, any Person.  If the Company or any Subsidiary issues, sells or otherwise disposes of Equity Interests of a Person that is a Subsidiary, and after giving effect thereto, such Person is a Permitted Joint Venture, any Investment by the Company or such Subsidiary remaining after giving effect thereto will be deemed to be a new Investment at such time.  The amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and determinations of arbitrators or courts or other Governmental Authorities, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Make-Whole Amount” is defined in Section 8.7.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, property, operations or financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under any Finance Document to which it is a party, or the rights and remedies of any holder under any Finance Document or (c) the validity or enforceability of this Agreement or the other Finance Documents or the rights or remedies of the holders hereunder or thereunder.

“Material Subsidiary” means, as of any date of determination, each Subsidiary of the Company that holds 10% or more of the Consolidated Total Assets (after intercompany eliminations) of the Company and its Subsidiaries determined in accordance with GAAP as of the last day of the Fiscal Quarter then most recently ended.

“Measurement Period” means, at any date of determination, the most recently completed period of four consecutive Fiscal Quarters of the Company.

Schedule B-9

“Memorandum” is defined in Section 5.3.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.2(b)(i).

“Natural Gas Acts” means the Natural Gas Act of 1938, as amended, and the Natural Gas Policy Act, and all regulations promulgated thereunder.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of: (1) the direct costs and expenses relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, and taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements; (2) any reserve or escrow for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP; and (3) (a) all distributions and other payments required to be made to minority interest holders in subsidiaries or joint ventures as a result of such Asset Sale and (b) amounts required to be paid to any Person (other than the Company or a Subsidiary of the Company) owning a beneficial interest in the assets subject to such Asset Sale.

“New Mexico Laws” is defined in Section 5.17.

“NMGC” means New Mexico Gas Company, Inc., a Delaware corporation

“NMGC Credit Agreement” means the Credit Agreement, dated as of December 17, 2013, by and among TECO, as the initial borrower, NMGC, as borrower following the Commitment Effective Date (as defined therein), JPMorgan Chase Bank, N.A., as administrative agent, and the lenders thereunder, as amended, restated, supplemented or otherwise modified from time to time, and renewals, extensions and replacements thereof.

“NMPRC” means New Mexico Public Regulation Commission.

“Non-Recourse Asset” means any asset the acquisition, modification, development or re-development of which is or was financed by Non-Recourse Indebtedness.

“Non-Recourse Indebtedness” means any Indebtedness that finances the acquisition, development, ownership or operation of an asset in respect of which the Person to which such Indebtedness is owed has no recourse whatsoever to the Company and/or any Subsidiary of the Company (other than the Project Finance Subsidiary which incurred such Indebtedness).

“Non-Regulated Subsidiary” means any Subsidiary of the Company that is not a Regulated Subsidiary.

“Notes” is defined in Section 1.

Schedule B-10

“Obligations” means all principal of, and interest and Make-Whole Amount on, the Notes, and all fees, costs and expenses and other amounts arising under any Finance Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, Make-Whole Amount and fees that accrue after the commencement by or against any Obligor of any proceedings under any Debtor Relief Laws naming such Obligor as the debtor in such proceedings, regardless of whether such interest, Make-Whole Amount and fees are allowed claims in such proceeding.

“Obligors” means, collectively, the Company and the Guarantors.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Parent Entity” means any of TECO (so long as the Company is a direct or indirect Subsidiary thereof), any other Person that directly owns all of the ordinary voting Capital Stock of the Company or any other Person of which the Company is a direct or indirect Subsidiary.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Business” means the business of operating one or more regulated utilities and other businesses that are ancillary, reasonably related thereto, or which are a reasonable extension thereof as determined in good faith by the board of directors of the Company, including the businesses conducted by the Company and its Subsidiaries on the date hereof.

“Permitted Joint Venture” means any joint venture engaged primarily in a business of the Company or its Subsidiaries or any business related, ancillary or complementary thereto in which the Company or any of its Subsidiaries hold Equity Interests that represent greater than 50% but less than 80% of the ordinary voting power and aggregate equity value represented by the issued and outstanding Equity Interests in such joint venture, provided that the term Permitted Joint Venture shall not include any joint venture in respect of which the Company has delivered a written notice to the holders of the Notes stating that such joint venture shall not be a Permitted Joint Venture for purposes of this Agreement. If at any time the Company or any Subsidiary proposes to make an Investment in a Permitted Joint Venture and the aggregate amount of the proposed

Schedule B-11

Investment, when taken together with all other Investments made by the Company and its Subsidiaries since the Closing Date (net of any return of such Investments) in Persons that constitute Permitted Joint Ventures on the date of the proposed Investment, would exceed $80,000,000, the Company shall, prior to making such proposed Investment, deliver a notice pursuant to the proviso in the preceding sentence with respect to one or more Permitted Joint Ventures so that the aggregate amount of such Investments would not exceed such $80,000,000.  To the extent the Company fails to deliver such notice with respect to a Permitted Joint Venture, the notice shall be deemed to be delivered (upon the making of such proposed Investment) with respect to the Permitted Joint Venture in which the proposed Investment is being made.

“Permitted Liens” is defined in Section 10.4.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee pension benefit plan” (as defined in section 3(3) of ERISA) subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Principal Credit Facility” means, with respect to the Company, any agreement or document under which at least $50,000,000 (or its equivalent in the relevant currency of payment) of Indebtedness is made available by one or more financial institutions to the Company, together with any agreement renewing, refinancing, refunding or replacing the foregoing, and as the foregoing may be amended, restated, supplemented or otherwise modified from time to time.

“Priority Debt” means, as of any date, the sum (without duplication) of (a) Indebtedness of the Company or any Subsidiary secured by Liens not otherwise permitted by Sections 10.4(a) through 10.4(t), inclusive, and (b) Indebtedness of Non-Regulated Subsidiaries that are not Guarantors (other than Indebtedness owing to the Company, a Guarantor or a Wholly-Owned Subsidiary).

“Project Finance Subsidiary” means any Subsidiary of the Company which (a) has been incorporated solely for the purposes of (i) the design or structure or building of an asset or project, (ii) holding the shares in any other Project Finance Subsidiary or (iii) issuing Non- Recourse Indebtedness and (b) owns or otherwise possesses only Non-Recourse Assets and other immaterial assets incidental to the conduct of such Subsidiary’s business as described above, unless the liabilities of the relevant entity are guaranteed or otherwise supported in any manner whatsoever by the Company or any Subsidiary which is not a Project Finance Subsidiary.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Prepayment Date” is defined in Section 8.3(b).

“PTE” is defined in Section 6.2(b)(i).

“Purchaser” is defined in the first paragraph of this Agreement.

“QPAM Exemption” is defined in Section 6.2(b)(iv).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

Schedule B-12

“Regulated Subsidiary” means a Subsidiary whose principal line of business is (a) the transmission and distribution of electric energy and whose operations (including its electrical rates charged to the public) are regulated by FERC or any other Governmental Authority of the United States or any State thereof, or (b) the transmission and distribution of natural gas and whose operations (including its natural gas rates charged to the public) are regulated by FERC or any other Governmental Authority of the United States or any State thereof and whose material transmission assets are included in its regulated rate base and whose only Material pipeline assets are related to its regulated gas distribution business.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company or any Subsidiary (as applicable) with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment” means, with respect to any Person, (a) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Equity Interests of such Person, now or hereafter outstanding (including without limitation any payment in connection with any dissolution, merger, consolidation or disposition involving such Person) to the holders, in their capacity as such, of any shares of any class of Equity Interest of such Person, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Equity Interest of such Person, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of such Person, now or hereafter outstanding, and (d) any payment or prepayment of principal of, or premium, if any, on (including any redemption, purchase, retirement, defeasance, sinking fund, exchange or similar payment with respect to) any Subordinated Debt.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

“Shareholders’ Agreement” means any agreement (other than those that are no longer effective) entered into by members or shareholders relating to any Parent Entity or any of its Subsidiaries with respect to their Capital Stock.

“Source” is defined in Section 6.2(b).

Schedule B-13

“Specified Default” means any Default or an Event of Default arising under Section 11(a), 11(b), 11(c), 11(d) (but solely to the extent arising as a result of a breach by the Company or any of its Subsidiaries of Section 10.4), 11(g) or 11(h) of this Agreement.

“Subordinated Debt” means any Debt of the Company and its Subsidiaries which by its terms is subordinated to the Obligations in a manner and to an extent acceptable to the Required Holders.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.  Unless otherwise expressly provided, no Permitted Joint Venture shall be a “Subsidiary” of the Company for any purpose under this Agreement.

“Subsidiary Guaranty” means (a) the Guaranty Agreement in substantially the form of Exhibit 9.7 hereto or (b) any separate guarantee agreement executed pursuant to Section 9.7(a)(i) hereof, as any such guarantee may be amended, restated, supplemented or otherwise modified from time to time.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“TECO” means TECO Energy, Inc., a Florida corporation.

“TECO Acquisition” the acquisition by TECO of 100% of the issued and outstanding Equity Interests of the Company pursuant to the TECO Acquisition Agreement.

“TECO Acquisition Agreement” is defined in Section 3.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

Schedule B-14

Schedule 5.3

Disclosure Materials

New Mexico Gas Intermediate, Inc. 2012 & 2013 Consolidated Financial Statements

New Mexico Gas Company, Inc. 2014 First Quarter Report

New Mexico Gas Company, Inc. 2009, 2010, 2011, 2012 and 2013 Annual Reports

Schedule 5.3-1

Schedule 5.4

Organization and Ownership of Shares of Subsidiaries; Affiliates

Capitalized terms used but not defined herein shall have the definition assigned to them in the attached Agreement

Subsidiaries

The only Subsidiary of the Company is New Mexico Gas Company, Inc. (“NMGC”), a Delaware corporation.  The Company owns all of the outstanding capital stock of NMGC, which consists of 10 shares of common stock of NMGC.

Directors and Officers

Prior to the TECO Acquisition closing, the Company’s directors are Michael V. Palmeri and George A. Schreiber, Jr. and the Company’s senior officers (not including current vice presidents) are George A. Schreiber, Jr., Chairman, Michael V. Palmeri, Chief Executive Officer and Annette Gardiner, President.

Upon the TECO Acquisition closing, (1) Mr. Schreiber and Mr. Palmeri will resign as directors and officers of the Company; (2) the Company’s directors will be elected by its new shareholder, TECO, and (3) the new board of directors of the Company is expected to appoint new senior officers.

Dividend Restrictions

1.	Note Purchase Agreement dated as of February 8, 2011, among NMGC and the several Purchasers listed in Schedule A thereto, as the same may be amended from time to time
2.	Note Purchase Agreement dated as of July 30, 2014, among NMGC and the several Purchasers listed in Schedule A thereto, as the same may be amended from time to time
3.	NMGC is subject to the following regulatory restrictions on its ability to pay dividends to the Company:
•

Pursuant to the Amended Stipulation filed December 17, 2008 in NMPRC Case No. 08-00078, NMGC agreed that it will not, without prior NMPRC approval, pay dividends in any 12-consecutive month period in excess of net earnings for the 12-consecutive month period or pay dividends at any time its equity to total long-term capitalization ratio falls below 50%.

•

As reflected in the Certification of Stipulation filed June 30, 2014 in NMPRC Case No. 13-00231-UT, TECO and NMGC have agreed to the following regulatory restrictions on NMGC’s ability to pay dividends to the Company:

o

Under TECO ownership, NMGC will not, without prior NMPRC approval, pay dividends in excess of net income on a quarterly basis, although NMGC would be permitted to rollover under-utilized dividending capacity in any quarter to a subsequent quarter for payment.

o

NMGC will not, without prior NMPRC approval, pay dividends at any time its credit metrics are below investment grade.  The restriction on the amount of dividends that may be paid without prior NMPRC approval does not apply to equity infused by the Company into NMGC, which may be transferred without restriction, except that such transfers may not be made if NMGC’s credit metrics are below investment grade.

Schedule 5.4-1

o

NMGC will file with the NMPRC a notice of its intent to pay a dividend at least 15 days prior to the dividend being paid.  Such notice will include the amount of the proposed dividend, the proposed payout ratio, and historic payout ratios for the preceding three years.  TECO has agreed that the NMPRC will have the right to prohibit the payment of any proposed dividend if the NMPRC finds that such payment would impair NMGC’s ability to provide reliable and safe utility service at reasonable rates to its customers, or would otherwise be contrary to the public interest.

•

Also as reflected in the Certification of Stipulation filed June 30, 2014 in NMPRC Case No. 13-00231-UT, TECO and NMGC have agreed to the following regulatory restriction on NMGC’s minimum book equity ratio:

o

TECO will maintain a post-closing book equity ratio of at least 50 percent at NMGC until the NMPRC enters a final order in  NMGC’s next general rate case using a capital structure that includes equity and the par amount of long-term debt only. Should NMGC’s 12-month average book equity ratio fall below 50 percent for more than two consecutive quarters, TECO will cause the Company to invest equity in NMGC to achieve the 50 percent book equity ratio.

Schedule 5.4-2

Schedule 5.5

Financial Statements

New Mexico Gas Intermediate, Inc. 2012 & 2013 Consolidated Financial Statements

New Mexico Gas Company, Inc. Unaudited Financial Statements, for the three-month periods ended March 31, 2014, and 2013

New Mexico Gas Company, Inc. Audited Financial Statements, for the years ended December 31, 2013, 2012, 2011, 2010 and 2009

Schedule 5.5-1

Schedule 5.7

Governmental Authorizations

None

Schedule 5.7-1

Schedule 5.8

Litigation

February 2011 Gas Shortages, System Emergencies, Curtailments of Service, and Related Litigation.  On February 2 and 3, 2011, NMGC experienced gas shortages due to weather-related interruptions of electric service, weather-related problems on the systems of various interstate pipelines and in gas fields that are the sources of gas supplied to NMGC, and high weather-driven usage. This gas supply disruption resulted in the declaration of two system emergencies (first on the south segment of NMGC's system and then on the north segment of the system) by NMGC, causing involuntary curtailments of gas utility service to approximately 28,700 customers on February 3, 2011. Service restoration efforts commenced immediately after NMGC's transmission and distribution system stabilized on February 3, 2011, and service was restored to various areas of NMGC's system over the next week. Restoration efforts were essentially completed by February 8, 2011.

NMGC's tariff provides that NMGC is to be “held harmless for the loss of service to End-Users arising from curtailments executed in compliance with [NMGC’s curtailment rule].” NMGC believes that the events that led to the curtailment of service to customers qualify as system emergencies as defined in the curtailment rule and that it complied with the curtailment rule. NMGC will attempt to perfect that position before the NMPRC and in other venues, including in the litigation brought against NMGC described below.

Curtailment-related litigation.   In March 2011, a customer purporting to represent a class consisting of all “32,000 [sic] customers” who had their gas utility service curtailed during the early-February system emergencies filed a putative class action lawsuit against NMGC. The complaint alleged negligence, breach of express and implied contract, and violation of the New Mexico Unfair Practices Act and sought compensatory damages, punitive damages, and treble damages pursuant to the Unfair Practices Act. Later in March 2011, the complaint was amended to name additional customers as class representatives and clarify certain jurisdictional issues.

In March 2011, the Town of Bernalillo, New Mexico, purporting to represent a class consisting of all “New Mexico municipalities and governmental entities who have suffered damages as a result of the natural gas utility shut off” filed a putative class action lawsuit against NMGC, four of its officers, and others. In July 2011, plaintiff filed an amended complaint added an additional plaintiff purporting to represent a class of all “similarly situated New Mexico private businesses and enterprises.” The amended complaint, like the original complaint, alleged negligence, breach of contract, and violation of the New Mexico Unfair Trade Practices Act and seeks compensatory damages, punitive damages, and treble damages pursuant to the Unfair Practices Act.

The two purported class actions have been consolidated, and venue has been moved to Sandoval County, New Mexico. NMGC has filed various motions in these cases, including motions for summary judgment on all claims. As necessary, NMGC also plans to assert various defenses to liability, including the protection against liability contained in NMGC’s tariff. The consolidated putative class actions are still pending. In February 2014, the Court in the consolidated actions granted motions to dismiss the negligence claims and unfair trade practices claims against NMGC and all remaining claims against the individual corporate officers and employees. The contract claim was dismissed subject to Plaintiffs’ opportunity to move to amend their complaints to plead a claim for breach of an implied contract subject to certain restrictions out by the Court, and subject to further motions to dismiss. Amended complaints were filed by both sets of Plaintiffs on March 14, 2014. NMGC has filed motions to strike or dismiss all claims asserted in the amended complaints which are pending.

On September 27, 2012, Allstate and approximately 16 other insurance carriers filed a subrogation lawsuit in Bernalillo County for monies paid to their insureds for broken pipes, water damage and other losses allegedly

Schedule 5.8-1

sustained as a result of the curtailment of natural gas service during the February 3, 2011 gas outage event. The Complaint alleges negligence, negligence per se, and breach of contract and seeks an unspecified amount of damages.  The matter is pending and discovery is proceeding.

On August 17, 2012, an individual customer filed suit for damages for property damage to home allegedly resulting from the February 2011 Outage. The Complaint alleges negligence and breach of contract and seeks unspecified damages. The matter is pending and discovery is proceeding.

NMGC’s self-insurance retention of $1 million has been satisfied, and insurance coverage of up to $135 million for all outage related lawsuits is available.  NMGC does not believe there are any claims that are not covered.

While the outcome of the above is uncertain, the Company does not believe that the matters disclosed above could reasonably be expected to have a Material Adverse Effect.

Schedule 5.8-2

Schedule 5.9

Taxes

None

Schedule 5.9-1

Schedule 5.11

Licenses, Permits, Etc.

Rights of Way

Many of New Mexico Gas Company, Inc.’s (“NMGC”) transmission pipelines and distribution facilities are located on lands that require the grant of rights of way, leases or franchises (“ROW”) from governmental entities, Native American tribes and Pueblos, or private landowners.  Transmission pipelines and distribution facilities, including 215 miles of transmission pipelines and a number of distribution mains, cross the lands of various Native American Tribes and Pueblos. The majority of these ROW are located near Albuquerque and Santa Fe and in the Espanola valley. Many of these ROW are now due for renewal. Several ROW have expired or will expire within the next few years.  NMGC is in the process of negotiating renewals of these ROW, including, in some instances, leases instead of rights of way. Such leases or rights of way on Native American and Pueblo lands generally cover periods of 20 to 25 years, with the costs of the leases or rights of way typically paid in advance. The amounts paid for leases or rights of way are amortized over the periods covered by these property interests.

NMGC spent $0.1 million and $0.3 million renewing ROW in 2013 and 2012, respectively.  Aggregate expenditures for ROW during the period 2014 through 2017 are estimated to be between $13 and $14 million.  The timing of ROW expenditures during this four-year period is dependent on many factors, including the pace of negotiations and the ability of the parties to reach mutually-acceptable ROW renewal terms. These estimates could change depending on ROW negotiations.

Historically, NMGC’s ROW costs have been approved by the New Mexico Public Regulation Commission (“NMPRC”) for recovery in base rates charged to customers after being included in a rate case. NMGC has agreed to freeze rates until December 31, 2017 as part of the stipulation filed in NMPRC Case No. 13-00231-UT that would take effect if the NMPRC approves the stipulation.  NMGC will seek to recover lease and ROW costs in future base rates charged to customers after December 31, 2017.

Schedule 5.11-1

Schedule 5.12

Postretirement Benefit Obligations

Determined as of the last day of the most recently ended Fiscal Year of New Mexico Gas Company, Inc. (“NMGC) in accordance with Financial Accounting Standards Board Accounting Standards Codification Section 715-60 (without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code), NMGC has accumulated postretirement benefit obligations of approximately $23,850,431 as of December 31, 2013.

Schedule 5.12-1

Schedule 5.15

Existing Indebtedness; Future Liens

A.	Indebtedness of New Mexico Gas Intermediate, Inc. as of June 30, 2014

The Company is the obligor of all of the Existing NMGI Bank Term Loan listed below, and New Mexico Gas Company, Inc. (NMGC) is the obligor of all remaining Indebtedness (as defined in the attached Agreement) listed below.  Outstanding balances are as of June 30, 2014.  See footnotes for obligees, collateral and Indebtedness paid upon the Closing.

Existing NMGC Bank Term Loan (1)(2)(3)		$50,000,000
Existing NMGC Bank Revolver (1)(2)(3)(4) Existing NMGC 4.87% Notes (2) Existing NMGI Bank Term Loan(1)(3)(5)	$ $ $	32,900,000 200,000,000 133,000,000
Total Indebtedness		$415,900,000

________________

(1)

Obligees - (i) the Administrative Agent, (ii) any Lender or (iii) in the case of the Specified Cash Management Agreement, any Specified Interest Rate Agreement or any Specified Commodity Agreement, any affiliate of any Lender (as such capitalized terms are defined in NMGC’s and the Company’s respective existing credit agreements with Royal Bank of Canada, as Administrative Agent)

(2)	Collateral-substantially all the tangible and intangible assets of NMGC
(3)	Outstanding Indebtedness to be paid in full at the Closing
(4)

Represents the amount of borrowings outstanding as of June 30, 2014 under NMGC’s existing bank revolver, which has a total capacity of $125,000,000.  NMGC also had $1,661,000 of outstanding letters of credit as of June 30, 2014, leaving $90,439,000 in additional borrowing availability under NMGC’s existing bank revolver.

(5)	Collateral-the 10 outstanding shares of common stock of NMGC, which represents all of the outstanding capital stock of NMGC.

In addition to the Indebtedness listed above, the remaining balance of the Indebtedness of NMGC consists of capital leases and other miscellaneous obligations, none of which individually exceeds $5,000,000 or in the aggregate exceeds $10,000,000.

B.	Agreements of NMGC and the Company to create future Liens
1.

Credit Agreement dated as of November 19, 2008, among the Company, as co-borrower, Royal Bank of Canada, as administrative agent and collateral agent and the lenders thereunder, as amended August 18, 2013 (to be terminated upon the Closing)

2.	Pledge Agreement between the Company and Royal Bank of Canada, as administrative agent, as required by the Credit Agreement listed in B1 above (to be terminated upon the Closing)
C.	Agreements of NMGC and NMGI restricting the incurrence of Indebtedness
1.

Credit Agreement dated as of November 19, 2008, among NMGC, Royal Bank of Canada, as administrative agent and collateral agent and the lenders thereunder, as amended August 18, 2013 (to be terminated upon the Closing)

2.

Credit Agreement, dated as of December 17, 2013, by and among TECO, as the initial borrower, NMGC, as borrower following the Commitment Effective Date (as defined therein), JPMorgan Chase Bank, N.A., as administrative agent, and the lenders thereunder, as amended, restated,

Schedule 5.15-1

supplemented or otherwise modified from time to time, and renewals, extensions and replacements thereof
3.	Note Purchase Agreement dated as of February 8, 2011, among NMGC and the several Purchasers listed in Schedule A thereto, as the same may be amended from time to time
4.	Amended Stipulation filed December 17, 2008 in NMPRC Case No. 08-00078-UT
•	No loans, indebtedness or obligations of any kind made by NMGI will be secured by or in any way obligate the assets of NMGC (¶ 7(c))

•

Any reciprocal loan agreements among NMGC and NMGI or any other affiliated interest will be a Class I transaction and subject to the NMPRC’s jurisdiction (¶ 19(a)).  To date, NMGC has no reciprocal loan agreements with any affiliated interest.

5.	Stipulation filed May 7, 2014 in NMPRC Case No. 13-00231-UT
•

TECO will maintain a post-closing book equity ratio of at least 50 percent at NMGC until the NMPRC enters a final order in NMGC’s next general rate case using a capital structure that includes equity and the par amount of long-term debt only.

6.	The Credit Agreement and Pledge Agreement identified in items B1 and B2 above (to be terminated upon the Closing)

Schedule 5.15-2

Schedule 5.18

Environmental Matters

None

Schedule 5.18-1

Schedule 10.1

Affiliate Transactions

Capitalized terms used but not defined herein shall have the definition assigned to them in the attached Agreement.

Services Agreement, to be entered into and dated as of the TECO Acquisition closing, between Tampa Electric Company and the Company

Services Agreement, to be entered into and dated as of the TECO Acquisition closing, between TECO Services, Inc. and the Company

Services Agreement, to be entered into and dated as of the TECO Acquisition closing, between Tampa Electric Company and NMGC

Services Agreement, to be entered into and dated as of the TECO Acquisition closing, between TECO Services, Inc. and NMGC

Schedule 10.1-1

Schedule 10.4

Existing Liens

None

Schedule 10.4-1

Exhibit 1(a)

[Form of Series A Senior Unsecured Note]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY  THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (V) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

NEW MEXICO GAS INTERMEDIATE, INC.

2.71% Series A Senior Unsecured Note Due July 30, 2019

No. RA-[_____]	[Date]
$[_____]	PPN: 64712# AA9

For Value Received, the undersigned, NEW MEXICO GAS INTERMEDIATE, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on July 30, 2019, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 2.71% per annum from the date hereof, payable semiannually, on the 30th day of January and July in each year, commencing with the January 30 or July 30 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 4.71% or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, National Association in New

Exhibit 1(a)-1

York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Unsecured Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of July 30, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  This Note is entitled to the benefits of certain Subsidiary Guaranties from time to time delivered pursuant to the Note Purchase Agreement.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement (except that it shall not be deemed to have made the representation set forth in the first sentence of Section 6.3 of the Note Purchase Agreement or to have represented pursuant to Section 6.1 of the Note Purchase Agreement that it has acquired Notes for investment and not with a view to the distribution thereof).  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is also subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Exhibit 1(a)-2

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first above written.

NEW MEXICO GAS INTERMEDIATE, INC.

By

Name:

Title:

Exhibit 1(a)-3

Exhibit 1(b)

[Form of Series B Senior Unsecured Note]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY  THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (V) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

NEW MEXICO GAS INTERMEDIATE, INC.

3.64% Series B Senior Unsecured Note Due July 30, 2024

No. RB-[_____]	[Date]
$[_____]	PPN: 64712# AB7

For Value Received, the undersigned, NEW MEXICO GAS INTERMEDIATE, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on July 30, 2024, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.64% per annum from the date hereof, payable semiannually, on the 30th day of January and July in each year, commencing with the January 30 or July 30 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.64% or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, National Association in New

Exhibit 1(b)-1

York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Unsecured Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of July 30, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  This Note is entitled to the benefits of certain Subsidiary Guaranties from time to time delivered pursuant to the Note Purchase Agreement.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement (except that it shall not be deemed to have made the representation set forth in the first sentence of Section 6.3 of the Note Purchase Agreement or to have represented pursuant to Section 6.1 of the Note Purchase Agreement that it has acquired Notes for investment and not with a view to the distribution thereof).  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is also subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Exhibit 1(b)-2

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first above written.

NEW MEXICO GAS INTERMEDIATE, INC.

By

Name:

Title:

Exhibit 1(b)-3

Exhibit 4.4(a)

Form of Opinion of Special Counsel for the Company

[OMITTED]

Exhibit 4.4(a)-1

Exhibit 4.4(b)

Form of Opinion of Special Counsel for the Purchasers

[OMITTED]

Exhibit 4.4(b)-1

Exhibit 4.4(c)

Form of Opinion of Special New Mexico Counsel for the Company

[OMITTED]

Exhibit 4.4(c)-1

Exhibit 4.4(d)

Form of Opinion of Special Regulatory Counsel for the Company

[OMITTED]

Exhibit 4.4(d)-1

Exhibit 9.7

Form of Guaranty Agreement

Exhibit 9.7-1

[Form of Guaranty Agreement]

GUARANTY AGREEMENT

This Guaranty Agreement, dated as of [_______] (this “Guaranty Agreement”), is made by each of the undersigned (each a “Guarantor” and, together with each of the other signatories hereto and any other entities from time to time parties hereto pursuant to Section 14.1 hereof, the “Guarantors”) in favor of each holder from time to time of one or more Notes (as defined below).  Such holders are herein collectively called the “Noteholders” and individually a “Noteholder”.

Preliminary Statements:

I.NEW MEXICO GAS INTERMEDIATE, INC., a Delaware corporation (the “Company”), and the Noteholders are parties to that certain Note Purchase Agreement dated as of July 30, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”).  Capitalized terms used herein have the meanings specified in the Note Purchase Agreement unless otherwise defined herein.

II.The Company has authorized the issuance, pursuant to the Note Purchase Agreement, of its 2.71% Series A Senior Unsecured Notes due July 30, 2019 in the aggregate original principal amount of $50,000,000 and its 3.64% Series B Senior Unsecured Notes due July 30, 2024 in the aggregate original principal amount of $150,000,000 (collectively, the “Initial Notes”).  The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Purchase Agreement (including any notes issued in substitution for any of the Notes), as the same may be amended, restated, supplemented or otherwise modified from time to time, are herein collectively called the “Notes”, and each individually a “Note”.

III.Pursuant to the Note Purchase Agreement, the Company is required to cause each Non-Regulated Subsidiary that is or becomes a borrower or guarantor under or in respect of any Principal Credit Facility to execute and deliver this Guaranty Agreement to the Noteholders.

IV.Each Guarantor has received and will receive direct and indirect benefits from the financing arrangements contemplated by the Note Purchase Agreement and the Notes and the willingness of the Noteholders to extend credit to the Company thereunder.

Now Therefore, in compliance with the Note Purchase Agreement, and in consideration of, the execution and delivery of the Note Purchase Agreement and the purchase of the Notes by each of the Noteholders, each Guarantor hereby covenants and agrees with, and represents and warrants to each of the Noteholders as follows:

Section 1.Guaranty.

Each Guarantor hereby irrevocably, unconditionally and jointly and severally with the other Guarantors guarantees to each Noteholder, the due and punctual payment in full of (a) the principal of, Make-Whole Amount (if any), prepayment premium (if any) and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Notes, the Note Purchase Agreement or any other Finance Document executed in connection therewith (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”).  The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes (including, without limitation, any other Guarantor hereunder) or upon any other action, occurrence or circumstance whatsoever.  In the event that the Company shall fail so to pay any of such Guaranteed Obligations, each Guarantor agrees to pay the same when due to the Noteholders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and the Note Purchase Agreement.  Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.  Each Guarantor agrees that the Notes issued in connection with the Note Purchase Agreement may (but need not) make reference to this Guaranty Agreement.

Each Guarantor agrees to pay and to indemnify and save each Noteholder harmless from and against any damage, loss, cost or expense (including the reasonable fees and disbursements of any law firm or external counsel) which such Noteholder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such Guarantor, by any other Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement, the Notes, the Note Purchase Agreement or any other Finance Document, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guaranty Agreement, the Notes, the Note Purchase Agreement or any other Finance Document and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guaranty Agreement.

Each Guarantor hereby acknowledges and agrees that such Guarantor’s liability hereunder is joint and several with the other Guarantors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Note Purchase Agreement.

Notwithstanding the foregoing provisions or any other provision of this Guaranty Agreement, the Noteholders (on behalf of themselves and their successors and assigns) and each Guarantor hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to such Guarantor, then this Guaranty Agreement shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount.  Such amendment shall not require the written consent of any Guarantor or any Noteholder and shall be deemed to have been automatically consented to by each Guarantor and each Noteholder.  Each Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such Guarantor.  “Maximum Guaranteed Amount” means as of the date of determination with respect to a Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such Guarantor’s liability under this Guaranty Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.

Section 2.Obligations Absolute.

The obligations of each Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Purchase Agreement or any other Finance Document, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Guarantor may have against the Company or any Noteholder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Purchase Agreement or any other Finance Document (it being agreed that the obligations of each Guarantor hereunder shall apply to the Notes, the Note Purchase Agreement or any such other Finance Document as so amended, restated, supplemented or otherwise modified from time to time) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of, any security for the Notes or, the guarantee by, or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Purchase Agreement or any other Finance Document; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or the Company’s property; (d) any merger, amalgamation or consolidation of any Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of any Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; or (f) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Guarantor or to any subrogation, contribution or reimbursement rights any Guarantor may otherwise have.  Each Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

Section 3.Waiver.

Each Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes, the Note Purchase Agreement or any other Finance Document, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any Noteholder against such Guarantor, including, without limitation, presentment to or demand for payment from the Company or any Guarantor with respect to any Note, notice to the Company or to any Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (c) any right to require any Noteholder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Purchase Agreement, the Notes or any other Finance Document, (d) any requirement for diligence on the part of any Noteholder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor or in any manner lessen the obligations of such Guarantor hereunder.  The waivers of the Guarantors set forth in this Section 3 shall be continuing and irrevocable in nature and shall apply with respect to all Guaranteed Obligations, whether now existing or hereafter arising.

Section 4.Obligations Unimpaired.

Each Guarantor authorizes the Noteholders, without notice or demand to such Guarantor or any other Guarantor and without affecting its obligations hereunder, from time to time:  (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, or any obligations under the Note Purchase Agreement or any other Finance Document; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Purchase Agreement or any other Finance Document, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount, prepayment premium or any other obligation; (c) to take and hold security for the payment of the Notes or amounts payable under the Note Purchase Agreement or any other Finance Document in accordance with Section 10.4(u) of the Note Purchase Agreement (or as may be otherwise be granted or pledged by the Company, any such Guarantor or any other obligor in respect of the Notes from time to time, as applicable), for the performance of this Guaranty Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the Noteholders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Company, any Guarantor or any other Person; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder.  The Noteholders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, such Guarantor or any other Guarantor or any other Person or to pursue any other remedy available to the Noteholders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any Noteholder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, any Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, such Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the Noteholder thereof had accelerated the same in accordance with the terms of the Note Purchase Agreement, and such Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

Section 5.Subrogation and Subordination.

(a)Each Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Guaranty Agreement unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b)Each Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to such Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations.  If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by such Guarantor as trustee for the Noteholders and the proceeds thereof shall be paid over to the Noteholders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty Agreement.

(c)If any amount or other payment is made to or accepted by any Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Noteholders and shall be paid over to the Noteholders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty Agreement.

(d)Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Purchase Agreement and that its agreements set forth in this Guaranty Agreement (including this Section 5) are knowingly made in contemplation of such benefits.

(e)Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid an amount hereunder to any Noteholder that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes (such net value, its “Proportionate Share”), such paying Guarantor shall, subject to Section 5(a) and 5(b), be entitled to contribution from any

Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations.  Any amount payable as a contribution under this Section 5(e) shall be determined as of the date on which the related payment is made by such Guarantor seeking contribution and each Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed.  Notwithstanding the foregoing, the provisions of this Section 5(e) shall in no respect limit the obligations and liabilities of any Guarantor to the Noteholders of the Notes hereunder or under the Notes, the Note Purchase Agreement or any other Finance Document, and each Guarantor shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.

Section 6.Reinstatement of Guaranty.

This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any Noteholder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a Noteholder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

Section 7.Rank of Guaranty.

Each Guarantor will ensure that its payment obligations under this Guaranty Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Guarantor now or hereafter existing.

Section 8.Covenants of Each Guarantor.

Each Guarantor hereby covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain outstanding, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Note Purchase Agreement on its or their part to be performed or observed or that the Company has agreed to cause such Guarantor or such Subsidiaries to perform or observe.

Section 9.Representations and Warranties of Each Guarantor.

Each Guarantor hereby represents and warrants to each Noteholder as follows:

(a)Such Guarantor is a [corporation]/[limited liability company] duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign [corporation]/[limited liability company] and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Such Guarantor has the organizational power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, and to execute, deliver, and perform its obligations under this Guaranty Agreement.

(b)This Guaranty Agreement has been duly authorized by all necessary [corporate]/[limited liability company] action on the part of such Guarantor, and this Guaranty Agreement constitutes a legal, valid and binding obligation of such Guarantor, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)The execution, delivery and performance by such Guarantor of this Guaranty Agreement and the consummation of the transactions contemplated herein will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor under, any indenture, mortgage, deed of trust, loan agreement, purchase or credit agreement, lease, organizational documents, or any other agreement or instrument to which such Guarantor is bound or by which such Guarantor or any of its respective properties may be bound or affected (other than such breach or default as may have been waived or otherwise approved pursuant to such indenture, mortgage, deed of trust, loan agreement, purchase or credit agreement, lease, organizational documents, or any other agreement or instrument), (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor.

(d)No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by, or enforcement against, such Guarantor of this Guaranty Agreement other than (i) the approval of the NMPRC, [which has been obtained prior to the date hereof], and (ii) any post-closing notice filings required pursuant to the NMPRC approval.

(e)Upon the execution and delivery hereof, such Guarantor will be solvent, will be able to pay its debts as they mature, and will have capital sufficient to carry on its business.

Section 10.Term of Guaranty Agreement.

This Guaranty Agreement and all guarantees, covenants and agreements of the Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6; provided, however, if (i) all of the Capital Stock of a Guarantor is sold, exchanged or otherwise transferred (be merger or otherwise) after which such Guarantor is no longer a Subsdiary or a Permitted Joint Venture, (ii) all of the assets of a Guarantor are sold, exchanged, transferred or otherwise disposed of pursuant to a transaction expressly permitted by the Note Purchase Agreement (but only if such Guarantor will not be a borrower or guarantor of obligations outstanding under any Principal Credit Facility after giving effect to such transaction), or (iii) the Required Holders execute and deliver a consent to the Company with respect to a Guarantor (subject to the provisions of Section 17.2(c) of the Note Purchase Agreement), then such Guarantor shall be released from its obligations under this Guaranty Agreement without further action.

Section 11.Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Guaranty Agreement and may be relied upon by any subsequent Noteholder, regardless of any investigation made at any time by or on behalf of any Noteholder.  All statements contained in any certificate or other instrument delivered by or on behalf of a Guarantor pursuant to this Guaranty Agreement shall be deemed representations and warranties of such Guarantor under this Guaranty Agreement. Subject to the preceding sentence, this Guaranty Agreement embodies the entire agreement and understanding between each Noteholder and the Guarantors and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 12.Amendment and Waiver.

Section 12.1.Requirements.  Except as otherwise provided in the fourth paragraph of Section 1 of this Guaranty Agreement, this Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the first three paragraphs of Section 1 or any of the provisions of Section 2, 3, 4, 5, 6, 7, 10 or 12 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of any Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Guaranty Agreement) will be effective as to any Noteholder unless consented to by such Noteholder in writing.

Section 12.2. Solicitation of Noteholders.

(a)Solicitation. Each Guarantor will provide each Noteholder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Noteholder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof.  Each Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 12.2 to each Noteholder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Noteholders.

(b)Payment. The Guarantors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Noteholder as consideration for or as an inducement to the entering into by any Noteholder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Noteholder even if such Noteholder did not consent to such waiver or amendment.

Section 12.3.Binding Effect.  Any amendment or waiver consented to as provided in this Section 12 applies equally to all Noteholders and is binding upon them and upon each future Noteholder and upon each Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon.  No course of dealing between a Guarantor and the Noteholder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Noteholder.  As used herein, the term “this Guaranty Agreement” and references thereto shall mean this Guaranty Agreement as it may be amended, restated, supplemented or otherwise modified from time to time.

Section 12.4.Notes Held By The Company, Etc.  Solely for the purpose of determining whether the Noteholders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the Noteholders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding.

Section 13.Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(a)if to any Guarantor, to such address as such Guarantor shall have specified to the Noteholders in writing, or

(b)if to any Noteholder, to such Noteholder at the addresses specified for such communications set forth in Schedule A to the Note Purchase Agreement, or such other address as such Noteholder shall have specified to the Guarantors in writing.

Section 14.Miscellaneous.

Section 14.1.Successors and Assigns; Joinder.  All covenants and other agreements contained in this Guaranty Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not.  It is agreed and understood that any Person may become a Guarantor hereunder by executing a Joinder Agreement substantially in the form of Exhibit A attached hereto and delivering the same to the Noteholders.  Any such Person shall thereafter be a “Guarantor” for all purposes under this Guaranty Agreement.

Section 14.2.Severability. Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

Section 14.3.Construction.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant.  Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

The section and subsection headings in this Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof.  All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty Agreement.  Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

Section 14.4.Further Assurances. Each Guarantor agrees to execute and deliver all such documents, instruments and agreements and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty Agreement.

Section 14.5.Governing Law.  This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 14.6.Jurisdiction and Process; Waiver of Jury Trial.

(a)Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement.  To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)Each Guarantor consents to process being served by or on behalf of any Noteholder in any suit, action or proceeding of the nature referred to in Section 14.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 13 or at such other address of which such Noteholder shall then have been notified pursuant to such Section.  Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)Nothing in this Section 14.6 shall affect the right of any Noteholder to serve process in any manner permitted by law, or limit any right that the Noteholders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)THE GUARANTORS AND THE NOTEHOLDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY AGREEMENT OR OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

Section 14.7.CONDITION OF THE COMPANY. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Company and any other guarantor of the Notes such information concerning the financial condition, business and operations of the Company and any such other guarantor as such Guarantor may require, and that the Noteholders have no duty, and such Guarantor is not relying on the Noteholders at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Company or any other guarantor (such Guarantor hereby waiving any duty on the part of the Noteholders to disclose such information and any defense relating to the failure to provide the same).

Section 14.8.Reproduction of Documents; Execution.  This Guaranty Agreement may be reproduced by any Noteholder by any photographic, photostatic, electronic, digital, or other similar process and such Noteholder may destroy any original document so reproduced.  Each Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Noteholder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 14.8 shall not prohibit any Guarantor or any other Noteholder from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.  A facsimile or electronic transmission of the signature page of a Guarantor shall be as effective as delivery of a manually executed counterpart hereof and shall be admissible into evidence for all purposes.

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In Witness Whereof, the undersigned has caused this Guaranty Agreement to be duly executed and delivered as of the date and year first above written.

[Name of Guarantor]

By:  _________________________

Name:

Title:

Notice Address for such Guarantor

______________________________

______________________________

______________________________

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”), dated as of [_______________, 20__] is made by [_______________], a [_______________] (the “Additional Guarantor”), in favor of the holders from time to time of the Notes (as defined below) issued pursuant to the Note Purchase Agreement (as defined below).

Preliminary Statements:

I.Pursuant to the Note Purchase Agreement dated as of July 30, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), by and among NEW MEXICO GAS INTERMEDIATE, INC., a Delaware corporation (the “Company”), and each holder from time to time of one or more of the Notes (as defined below) (the “Noteholders”), inter alia, the Company issued and sold its 2.71% Series A Senior Unsecured Notes due July 30, 2019 in the aggregate original principal amount of $50,000,000 and its 3.64% Series B Senior Unsecured Notes due July 30, 2024 in the aggregate original principal amount of $150,000,000 (the “Initial Notes”).  The Initial Notes and any other notes that may from time to time be issued pursuant to the Note Purchase Agreement (including any notes issued in substitution for any of the Notes), as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time are herein collectively called the “Notes” and each individually a “Note”.

II.The Company is required pursuant to the Note Purchase Agreement to cause the Additional Guarantor to deliver this Joinder Agreement in order to cause the Additional Guarantor to become a Guarantor under the Guaranty Agreement dated as of [______] executed by [______] (together with each other entity that from time to time becomes a party thereto by executing a Joinder Agreement pursuant to Section 14.1 thereof, collectively, the “Guarantors”), in favor of each Noteholder (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”).

III.The Additional Guarantor has received and will receive substantial direct and indirect benefits from the Company’s compliance with the terms and conditions of the Note Purchase Agreement and the Notes issued thereunder.

IV.Capitalized terms used and not otherwise defined herein have the definitions set forth in the Note Purchase Agreement.

Now Therefore, in consideration of the funds advanced to the Company by the Noteholders under the Note Purchase Agreement and to enable the Company to comply with the terms of the Note Purchase Agreement, the Additional Guarantor hereby covenants, represents and warrants to the Noteholders as follows:

The Additional Guarantor hereby acknowledges, agrees and confirms that, by execution of this Joinder Agreement, it becomes a Guarantor (as defined in the Guaranty Agreement) for all purposes of the Guaranty Agreement as if it had been an original signatory thereunder.  Without limiting the foregoing, the Additional Guarantor hereby (a) jointly and severally with the other Guarantors under the Guaranty Agreement and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Note Purchase Agreement from time to time, guarantees to the Noteholders the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Guaranteed Obligations (as defined in Section 1 of the Guaranty Agreement) in the same manner and to the same extent as is provided in the Guaranty Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Guaranty Agreement, (d) agrees to perform and observe the covenants contained in Section 8 of the Guaranty Agreement,

(e) makes the representations and warranties set forth in Section 9 of the Guaranty Agreement and (f) waives the rights, submits to jurisdiction, and waives service of process as described in Section 14.6 of the Guaranty Agreement.

Notice of acceptance of this Joinder Agreement and of the Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Guarantor.

The address for notices and other communications to be delivered to the Additional Guarantor pursuant to Section 13 of the Guaranty Agreement is set forth below.

This Joinder Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

A facsimile or electronic transmission of the signature page of the Additional Guarantor to this Joinder Agreement shall be as effective as delivery of a manually executed counterpart hereof and shall be admissible into evidence for all purposes.

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A-2

In Witness Whereof, the Additional Guarantor has caused this Joinder Agreement to be duly executed and delivered as of the date and year first above written.

[Name of Guarantor]

By:  _________________________

Name:

Title:

Notice Address for such Guarantor

______________________________

______________________________

______________________________